Exhibit 4.1

COMMUNITY HEALTH SYSTEMS, INC. 401(K) PLAN

RESTATED AS OF JANUARY 1, 2009

(continued)
Page

ARTICLE I	DEFINITIONS	1

ARTICLE II	ADMINISTRATION	16

2.1	POWERS AND RESPONSIBILITIES OF THE EMPLOYER	16

2.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY	16

2.3	ALLOCATION AND DELEGATION OF RESPONSIBILITIES	16

2.4	POWERS AND DUTIES OF THE ADMINISTRATOR	17

2.5	RECORDS AND REPORTS	18

2.6	APPOINTMENT OF ADVISERS	18

2.7	PAYMENT OF EXPENSES	18

2.8	MAJORITY ACTIONS	18

2.9	CLAIMS PROCEDURE	18

2.10	CLAIMS REVIEW PROCEDURE	18

ARTICLE III	ELIGIBILITY	19

3.1	CONDITIONS OF ELIGIBILITY	19

3.2	EFFECTIVE DATE OF PARTICIPATION	19

3.3	DETERMINATION OF ELIGIBILITY	19

3.4	TERMINATION OF ELIGIBILITY	20

3.5	REHIRED EMPLOYEES AND BREAKS IN SERVICE	20

3.6	OWNER-EMPLOYEE LIMITATION	21

3.7	OMISSION OF ELIGIBLE EMPLOYEE; INCLUSION OF INELIGIBLE EMPLOYEE	21

ARTICLE IV	CONTRIBUTION AND ALLOCATION	21

4.1	FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION	21

4.2	PARTICIPANT'S SALARY REDUCTION ELECTION	21

4.3	TIME OF PAYMENT OF EMPLOYER CONTRIBUTION	24

4.4	ALLOCATION OF CONTRIBUTION AND USAGE OF FORFEITURES AND EARNINGS	24

4.5	ACTUAL DEFERRAL PERCENTAGE TEST	26

4.6	ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TEST	28

4.7	ACTUAL CONTRIBUTION PERCENTAGE TEST	30

4.8	ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TEST	32

4.9	MAXIMUM ANNUAL ADDITIONS	34

4.10	ADJUSTMENT FOR EXCESS ANNUAL ADDITIONS	36

4.11	PLAN-TO-PLAN TRANSFERS (OTHER THAN ROLLOVERS) FROM QUALIFIED PLANS	36

4.12	ROLLOVERS FROM OTHER PLANS	37

4.13	AFTER-TAX VOLUNTARY CONTRIBUTIONS	38

4.14	PARTICIPANT DIRECTED INVESTMENTS	38

4.15	QUALIFIED MILITARY SERVICE	40

ARTICLE V	VALUATIONS	40

i

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Page

5.1	VALUATION OF THE TRUST FUND	40

5.2	METHOD OF VALUATION	40

ARTICLE VI	DETERMINATION AND DISTRIBUTION OF BENEFITS	41

6.1	DETERMINATION OF BENEFITS UPON RETIREMENT	41

6.2	DETERMINATION OF BENEFITS UPON DEATH	41

6.3	DISABILITY RETIREMENT BENEFITS	42

6.4	DETERMINATION OF BENEFITS UPON TERMINATION	42

6.5	DISTRIBUTION OF BENEFITS	44

6.6	DISTRIBUTION OF BENEFITS UPON DEATH	45

6.7	DISTRIBUTION OF BENEFITS FROM PRE-RETIREMENT SURVIVOR ANNUITY ACCOUNT	45

6.8	DISTRIBUTION OF BENEFITS FROM PRE-RETIREMENT SURVIVOR ANNUITY ACCOUNT UPON DEATH	48

6.9	TIME OF DISTRIBUTION	49

6.10	REQUIRED MINIMUM DISTRIBUTIONS	49

6.11	DISTRIBUTION FOR MINOR OR INCOMPETENT INDIVIDUAL	53

6.12	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN	53

6.13	PRE-RETIREMENT DISTRIBUTION OF EMPLOYER CONTRIBUTIONS	53

6.14	ADVANCE DISTRIBUTION FOR HARDSHIP	54

6.15	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION	55

6.16	DIRECT ROLLOVER	55

6.17	TRANSFER OF ASSETS FROM A MONEY PURCHASE PLAN	56

6.18	CORRECTIVE DISTRIBUTIONS	56

ARTICLE VII	AMENDMENT, TERMINATION, MERGERS AND LOANS	56

7.1	AMENDMENT	56

7.2	TERMINATION	57

7.3	MERGER, CONSOLIDATION OR TRANSFER OF ASSETS	57

7.4	LOANS TO PARTICIPANTS	57

ARTICLE VIII	TOP-HEAVY	58

8.1	TOP-HEAVY PLAN REQUIREMENTS	58

8.2	DETERMINATION OF TOP-HEAVY STATUS	58

ARTICLE IX	MISCELLANEOUS	60

9.1	PARTICIPANT'S RIGHTS	60

9.2	ALIENATION OF BENEFITS	60

9.3	CONSTRUCTION AND INTERPRETATION OF PLAN	60

9.4	GENDER AND NUMBER	61

9.5	LEGAL ACTION	61

9.6	PROHIBITION AGAINST DIVERSION OF FUNDS	61

ii

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Page

9.7	EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE	61

9.8	INSURER'S PROTECTIVE CLAUSE	61

9.9	RECEIPT AND RELEASE FOR PAYMENTS	61

9.10	ACTION BY THE EMPLOYER	62

9.11	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY	62

9.12	HEADINGS	62

9.13	APPROVAL BY INTERNAL REVENUE SERVICE	62

9.14	ELECTRONIC MEDIA	62

9.15	PLAN CORRECTION	62

9.16	UNIFORMITY	63

ARTICLE X	PARTICIPATING EMPLOYERS	63

10.1	ADOPTION BY OTHER EMPLOYERS	63

10.2	REQUIREMENTS OF PARTICIPATING EMPLOYERS	63

10.3	DESIGNATION OF AGENT	63

10.4	EMPLOYEE TRANSFERS	63

10.5	PARTICIPATING EMPLOYER CONTRIBUTION AND FORFEITURES	63

10.6	AMENDMENT	63

10.7	DISCONTINUANCE OF PARTICIPATION	64

10.8	ADMINISTRATOR'S AUTHORITY	64

10.9	PROVISIONS APPLIED SEPARATELY (OR JOINTLY) FOR PARTICIPATING NON-AFFILIATED EMPLOYERS	64

10.10	TOP-HEAVY APPLIED SEPARATELY FOR PARTICIPATING NON-AFFILIATED EMPLOYERS	64

10.11	SERVICE	65

10.12	REQUIRED MINIMUM DISTRIBUTIONS	65

iii

COMMUNITY HEALTH SYSTEMS, INC. 401(K) PLAN

THIS PLAN, hereby restated as of the 1st day of January, 2009 by CHS/Community Health Systems, Inc. (the "Employer").

W I T N E S S E T H:

WHEREAS, the Employer heretofore established, effective as of February 1, 1987 (the "Effective Date") the Community Health Systems, Inc. 401(k) Plan (the "Plan") in recognition of the contribution made to its successful operation by its Employees and for the exclusive benefit of its Eligible Employees; and

WHEREAS, under the terms of the Plan, the Employer has the right to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended;

NOW, THEREFORE, effective January 1, 2009, except as otherwise provided herein, the Employer in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amends the Plan in its entirety and restates the Plan to provide as follows:

ARTICLE I
DEFINITIONS

1.1   "Account" means any separate notational account established and maintained by the Administrator for each Participant under the Plan. The term "Participant's Account" or "Participant's Account balance" generally means the sum of all Accounts being maintained for the Participant, which represents the Participant's total interest in the Plan. Section 6.10 contains a definition of "Participant's Account Balance" for purposes of that Section. To the extent applicable, a Participant may have any (or all) of the following notational Accounts:

(a) the After-Tax Voluntary Contribution Account

(b) the Elective Deferral Account that shall consist of the sub-Accounts listed below. Unless specifically stated otherwise, any reference to a Participant's Elective Deferral Account will refer to both of these sub-Accounts;

                    (1) the Pre-Tax Elective Deferral Account

                    (2) the Roth Elective Deferral Account

(c) the Matching Contribution Account

(d) the Nonelective Contribution Account

(e) the Qualified Matching Contribution Account

(f) the Qualified Nonelective Contribution Account

(g) the Rollover Account

(h) the Transfer Account

(i) any other account, including an overlapping account or sub-account, necessary for the administration of the Plan

1.2   "ACP" means the actual contribution percentage that is equal to, for a specific group of Participants (either Highly Compensated Employees or Nonhighly Compensated Employees) for a Plan Year, the average of the ACRs (calculated separately for each Participant in such group). The ACP for each group shall be calculated to the nearest one-hundredth of one percent.

For purposes of computing an ACP, a Participant is an Eligible Employee who is eligible to have Matching Contributions or Qualified Matching Contributions made pursuant to Section 4.1 (whether or not a deferral election was made or suspended pursuant to Section 4.2(e)) allocated to such Participant's Matching Contribution Account or Qualified Matching Contribution Account for a "specific Plan Year". In addition, if an Employee contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated (for purposes of the ACP test) as an eligible Participant on behalf of whom no Employee contributions are made. However, if a Participant has no

414(s) Compensation for the Plan Year, then such Participant shall be disregarded for purposes of calculating the ACP of a group.

For purposes of the above paragraph, the term "specific Plan Year" means, for Participants who are Highly Compensated Employees, the Plan Year being tested. If the current year testing method is being used, then the term "specific Plan Year" means, for Participants who are Nonhighly Compensated Employees, the Plan Year being tested. If the prior year testing method is being used, then the term "specific Plan Year" means, for Participants who are Nonhighly Compensated Employees, the Plan Year prior to the Plan Year being tested.

1.3   "ACP Test" means the actual contribution percentage test determined pursuant to Section 4.7.

1.4   "ACR" means the actual contribution ratio of each Participant, that is a ratio (expressed as a percentage) equal to (1) the Contribution Percentage Amounts of such Participant for such Plan Year, to (2) such Participant's 414(s) Compensation for such Plan Year.  For purposes of determining a Participant's ACR, After-Tax Voluntary Contributions are considered to have been made in the Plan Year in which contributed to the Plan. Matching Contributions, Qualified Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the twelve (12) month period beginning on the date after the close of the Plan Year.  The ACR for each Participant shall be calculated to the nearest one-hundredth of one percent.

1.5   “Acquired Employer” shall mean an entity that is acquired (or the assets of which are acquired) by the Employer or an Affiliated Employer and thereby becomes an Employer.

1.6   “Acquired Employees” shall mean individuals who become Employees of an Employer as a result of an Acquisition Agreement.

1.7   “Acquisition Agreement” shall mean the written agreement entered into by an Employer and another entity for the purpose of evidencing the terms and conditions upon which such entity shall become an Acquired Employer or upon which such entity’s employees shall become employed as Acquired Employees.

1.8   “Acquisition Date” shall mean the date on which individuals become Acquired Employees.

1.9   "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.10 "Administrator" means the Employer unless another person or entity has been designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer. The Administrator shall be the named Fiduciary for the Plan.  "Administrator" also includes any Qualified Termination Administrator (QTA) that has assumed the responsibilities of the Administrator in accordance with guidelines set forth by the Department of Labor.

1.11 "ADP" means the actual deferral percentage that is equal to, for a specific group of Participants (either Highly Compensated Employees or Nonhighly Compensated Employees) for a Plan Year, the average of the ADRs (calculated separately for each Participant in such group). The ADP for each group shall be calculated to the nearest one-hundredth of one percent.

For purposes of computing an ADP, a Participant is an Eligible Employee who is eligible to make Elective Deferrals pursuant to Section 4.2 (whether or not a deferral election was made or suspended pursuant to Section 4.2(e)) allocated to the Participant's Elective Deferral Account for a "specific Plan Year." However, if a Participant has no 414(s) Compensation for the Plan Year, then such Participant shall be disregarded for purposes of calculating the ADP of a group.

For purposes of the above paragraph, the term "specific Plan Year" means, for Participants who are Highly Compensated Employees, the Plan Year being tested. If the current year testing method is being used, then the term "specific Plan Year" means, for Participants who are Nonhighly Compensated Employees, the Plan Year being tested. If the prior year testing method is being used, then the term "specific Plan Year" means, for Participants who are Nonhighly Compensated Employees, the Plan Year prior to the Plan Year being tested.

1.12 "ADP Test" means the actual deferral percentage test determined pursuant to Section 4.5.

1.13 "ADR" means the actual deferral ratio of each Participant, that is a ratio (expressed as a percentage) equal to (1) the amount of Employer contributions actually paid over to the Plan on behalf of such Participant for such Plan Year, to (2) such Participant's 414(s) Compensation for such Plan Year.

For purposes of this definition of ADR, Employer contributions actually paid over to the Plan on behalf of any Participant shall include: (a) any Elective Deferrals (other than Catch-Up Contributions) made pursuant to the Participant's deferral election (including Excess Deferrals of any Highly Compensated Employee), but excluding (1) Excess Deferrals of any Nonhighly Compensated Employee that arise solely from Elective Deferrals made under this Plan or any other plans maintained by the Employer, and (2) Elective Deferrals that are taken into account in the ACP Test set forth in Section 4.7 (provided that the ADP Test is satisfied both with and without the exclusion of these Elective Deferrals); and (b) at the election of the Employer, Qualified Nonelective Contributions and Qualified Matching Contributions to the extent such contributions are not used to satisfy the ACP Test, as well as any contributions authorized by (and to the extent prescribed by) Section 4.6(c).

For purposes of computing a Participant's ADR, an Eligible Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

The ADR for each Participant shall be calculated to the nearest one-hundredth of one percent.

1.14 "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Employer; any trade or business (whether or not incorporated) that is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) that includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

1.15 "After-Tax Voluntary Contribution" means any Employee contribution that is voluntarily made to the Plan by the Participant pursuant to Section 4.13.

1.16 "After-Tax Voluntary Contribution Account" means the separate account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from After-Tax Voluntary Contributions, and gains and losses attributable to those amounts. Amounts in the After-Tax Voluntary Contribution Account are nonforfeitable when made and are distributable pursuant to the provisions of the Plan.

1.17 "Anniversary Date" means the last day of the Plan Year.

1.18 "Annual Additions" means, for purposes of applying the limitations of Code Section 415, the sum credited to a Participant's Accounts for any Limitation Year of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Employer, (5) amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer and (6) allocations under a simplified employee pension plan.

Annual Additions do not include the transfers of funds from one plan to another. In addition, the following are not Annual Additions for the purposes of this definition: (1) the direct transfer of a benefit or employee contributions from a qualified plan to this Plan, or rollover contributions as defined in Code Sections 401(a)(31), 402(c), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16); (2) repayments of loans made to a Participant from the Plan; (3) repayment of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayment of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); (5) Catch-Up Contributions and (6) employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

Annual Additions for purposes of Code Section 415 shall not include restorative payments. A restorative payment is a payment made to restore losses to the Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the Plan's losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to the Plan made pursuant to a Department of Labor order, the Department of Labor's Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered Annual Additions.

1.19 "Annuity Starting Date" means, with respect to any Participant, the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitles the Participant to such benefit.

1.20 "Beneficiary" means the person (or entity) to whom a share of a deceased Participant's interest in the Plan is payable. Section 6.10 contains a definition of "designated Beneficiary" for purposes of that Section.

1.21 "Catch-Up Contribution" means Elective Deferrals made to the Plan by a Catch-Up Eligible Participant during any taxable year of such Participant that are in excess of:

(a) a statutory dollar limit on Elective Deferrals or Annual Additions as provided in Code Sections 401(a)(30), 402(h), 403(b), 408, 415(c), or 457(b)(2) (without regard to Code Section 457(b)(3)), as applicable;

(b) a Plan limit on Elective Deferrals which is not a limit provided in (a) above; or

(c) if the ADP Test is applicable, then the limit imposed by the ADP Test under Code Section 401(k)(3), in which Excess Contributions would otherwise be distributed pursuant to Section 4.6(b) to a Highly Compensated Employee who is a Catch-Up Eligible Participant.

Catch-Up Contributions for a Participant for a Participant's taxable year may not exceed the dollar limit on Catch-Up Contributions under Code Section 414(v)(2)(B)(i) for the Participant's taxable year.

1.22 "Catch-Up Eligible Participant" means a Participant who:

(a) is eligible to defer Compensation pursuant to Section 4.2; and

(b) will attain age 50 or over by the end of the Participant's taxable year.

1.23 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

1.24 "Compensation" means wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent the amounts are includible in gross income (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a nonaccountable plan (as described in Regulation 1.62-2(c)).

        Compensation shall also include all of the following types of elective contributions and all of the following types of deferred compensation:  (a) Elective contributions that are made by the Employer on behalf of a Participant that are not includible in gross income under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), and 403(b); and (b) Compensation deferred under an eligible deferred compensation plan within the meaning of Code Section 457(b).

Compensation shall exclude all of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits.  Compensation shall also exclude the following:  (a) Employer contributions to a plan of deferred compensation that are not includible in the Participant’s gross income for the taxable year in which contributed, Employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under an incentive stock option; (d) other amounts that received special tax benefits (whether or not the amounts are actually excludable from the gross income of the Participant) unless specifically included above; and (e) amounts received as severance pay, provided, however, that Compensation shall include Post-Severance Compensation.

Notwithstanding any provision to the contrary, Compensation shall exclude wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Affiliated Employer that constitutes compensation under a separate plan that is intended to be qualified under Code Section 401(a) that provides for a cash or deferred arrangement or contains a qualified Roth contribution program.  Notwithstanding any provision of this Section to the contrary, Compensation for purposes of a Participant’s Elective Deferrals under Section 4.2 of the Plan shall not include amounts that are not 415 Compensation, provided, however, that for this purpose 415 Compensation is not limited to the annual compensation limit of Code Section 401(a)(17).

Compensation shall include only that Compensation which is actually paid or made available to the Participant during the determination period.  The determination period shall be the Plan Year.  For a Participant’s initial year of participation, Compensation shall be recognized as of such Employee’s effective date of participation.

In determining allocations in Plan Years beginning on or after January 1, 2002, the annual Compensation limit shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).  Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year. If a determination period consists of fewer than twelve (12) months, the $200,000 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).  If Compensation for any prior determination period is taken into account in determining a Participant’s allocations for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual Compensation limit in effect for that prior period.

If any Employees are excluded from the Plan (or from any component of the Plan), then Compensation for any such Employees who become eligible or cease to be eligible to participate in the Plan ( or in any component of the Plan) during a Plan Year shall only include Compensation while such Employees are Eligible Employees of the Plan (or of such component of the Plan.)

Notwithstanding the foregoing, the family member aggregation rules of Code Sections 401(a)(17) and 414(q)(6) as in effect prior to the enactment of the Small Business Job Protection Act of 1996 shall not apply to this Plan.

However, Compensation for any Self-Employed Individual shall be equal to Earned Income.  Furthermore, the contributions on behalf of any Owner-Employee shall be made only with respect to the Earned Income for such Owner-Employee that is derived from the trade or business with respect to which such Plan is established.

If, in connection with the adoption of this amendment and restatement, the definition of Compensation has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, Compensation means compensation determined pursuant to the Plan then in effect.

1.25 "Contract" or "Policy" means any life insurance policy, retirement income policy or annuity contract (group or individual) issued pursuant to the terms of the Plan. In the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.

1.26 "Contribution Percentage Amounts" means the sum of any Matching Contributions which are made pursuant to Section 4.1(c), Qualified Matching Contributions (to the extent such Qualified Matching Contributions are not used to satisfy the ADP Test) and Qualified Nonelective Contributions (to the extent not used to satisfy the ADP Test), as well as any contributions authorized by (and to the extent prescribed by) Section 4.8(g). In addition, Contribution Percentage Amounts may include Elective Deferrals, provided the ADP Test is met before the Elective Deferrals are used in the ACP Test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP Test. However, Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or due to Code Section 401(a)(4) and the Regulations thereunder because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions.

1.27 "Custodian" means a person or entity that has custody of all or any portion of the Plan assets.

1.28 "Designated Investment Alternative" means a specific investment identified by name by the Employer (or such other Fiduciary who has been given the authority to select investment options) as an available investment under the Plan to which Plan assets may be invested by the Trustee pursuant to the investment direction of a Participant.

1.29 "Directed Account" means that portion of a Participant's interest in the Plan with respect to which the Participant has directed the investment including any Participant who is treated as having directed the investment in accordance with Section 404(c)(5) of ERISA.

1.30 "Directed Investment Option" means a Designated Investment Alternative and any other investment permitted by the Plan to which Plan assets may be invested by the Trustee pursuant to the investment direction of a Participant.

1.31 "Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders such Participant incapable of continuing any gainful occupation and which condition constitutes total disability under the federal Social Security Acts.

1.32  "Earned Income" means with respect to a Self-Employed Individual, the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which the personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Self-Employed Individual to a qualified Plan to the extent deductible under Code Section 404. In addition, net earnings shall be determined with regard to the deduction allowed to the Self-Employed Individual by Code Section 164(f).

If any combination of bonuses, commissions, tips, overtime, moving expenses, fringe benefits, or any other element of compensation is excluded from Compensation for the purpose of determining any contribution, then for the purpose of determining the amount of such contribution on behalf of any Self-Employed Individual, such person's Earned Income will be reduced in the same proportion that the "includible compensation" of "common law participants" bears to the "total compensation" of all "common law participants."

For purposes of the preceding paragraph, "common law participant" means a Participant who is neither a Highly Compensated Employee nor a Self-Employed Individual, "includible compensation" means the amount of Compensation taken into account in determining the amount of such contribution for "common law participants," and "total compensation" means the amount of Compensation that would have been taken into account in determining such contribution for "common law participants" if (1) no element of Compensation had been excluded in determining such contribution, and (2) all of the following are included in Compensation: any amount which is contributed by the Employer at the election of the Participant pursuant to a salary reduction agreement and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

However, to the extent that the amount of "includible compensation" for "common law participants" includes any amount which is contributed by the Employer at the election of the Participant pursuant to a salary reduction agreement and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions, then those amounts shall be added back to Earned Income after making the adjustment described in the preceding paragraph.

1.33 "Elective Deferral" means any Employer contributions made to the Plan at the election of the Participant in lieu of cash Compensation pursuant to Section 4.2. With respect to any taxable year, a Participant's Elective Deferrals is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement ("CODA") described in Code Section 401(k), any salary reduction simplified employee pension described in Code Section 408(k)(6), any SIMPLE IRA plan described in Code Section 408(p) and any plan described under Code Section 501(c)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. The term "Elective Deferrals" includes Pre-Tax Elective Deferrals and Roth Elective Deferrals. Elective Deferrals shall not include any deferrals properly distributed as excess Annual Additions pursuant to Section 4.10(a).

1.34 "Elective Deferral Account" means the separate account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from Elective Deferrals. Amounts in the Elective Deferral Account are nonforfeitable when made and are subject to the distribution restrictions of Section 4.2(d). The Elective Deferral Account may consist of a Pre-Tax Elective Deferral Account and a Roth Elective Deferral Account. Unless specifically stated otherwise, any reference to a Participant's Elective Deferral Account will refer to both of these sub-Accounts.

1.35 "Eligible Employee" means any Employee who is a member of a class of Employees listed in Exhibit A to the Plan. Notwithstanding the foregoing, the following Employees shall not be eligible to participate (or, if applicable, continue to participate) in this Plan:

(a) An individual shall not be an Eligible Employee if such individual is not reported on the payroll records of the Employer as a common law employee. In particular, it is expressly intended that individuals not treated as common law employees by the Employer on its payroll records and out-sourced workers, are neither Employees nor Eligible Employees, and are excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors. However, this paragraph shall not apply to partners or other Self-Employed Individuals unless the Employer treats them as independent contractors.

(b) Employees who are Leased Employees.

(c) Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

1.36 "Employee" means any common law employee, Self-Employed Individual, Leased Employee or other person to the extent that the Code treats such an individual as an employee of the Employer for purposes of the Plan, such as (for certain purposes) any person who is employed by an Affiliated Employer.

1.37 "Employer" means CHS/Community Health Systems, Inc. and any successor that shall maintain this Plan; and any predecessor that has maintained this Plan.  In addition, where appropriate, the term Employer shall include any Participating Employer.

1.38 "ERISA" means Employee Retirement Income Security Act of 1974, as amended.

1.39 "Excess Aggregate Contributions" means, with respect to any plan year, the excess of:

(a) The aggregate Contribution Percentage Amounts actually made on behalf of Participants who are Highly Compensated Employees for such Plan Year and taken into account in computing the numerator of the ACR, over

(b) The maximum Contribution Percentage Amounts permitted by the ACP Test of Section 4.7(a) (determined by hypothetically reducing contributions made on behalf of Participants who are Highly Compensated Employees in order of their ACRs beginning with the highest of such ACRs).

Such determination shall be made after first taking into account corrections of any Excess Deferrals pursuant to Section 4.2 and then taking into account any adjustments of any Excess Contributions pursuant to Section 4.6.

1.39 "Excess Contributions" means, with respect to a Plan Year, the excess of Elective Deferrals made on behalf of Participants who are Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Section 4.5(a) (determined by hypothetically reducing contributions made on behalf of Participants who are Highly Compensated Employees in order of the ADRs beginning with the highest of such ADRs). Excess Contributions shall be treated as an Annual Addition pursuant to Section 1.18.

1.40 "Excess Deferrals" shall mean those Elective Deferrals of a Participant that either (1) are made during the Participant's taxable year and which exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-Up Contributions defined in Code Section 414(v)) for such year; or (2) are made during a calendar year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-Up Contributions defined in Code Section 414(v)) for the Participant's taxable year beginning in such calendar year, counting only Elective Deferrals made under this Plan and any other plan, contract or arrangement maintained by the Employer.

1.41 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

1.42 "Forfeiture" means that portion of a Participant's Account that is not Vested, and which becomes a Forfeiture at the time described below:

 The earlier of:

(a) the distribution of the entire Vested portion of the Participant's Account of a Participant who has severed employment with the Employer. For purposes of this provision, if the Participant has a Vested benefit of zero (determined without regard to the Participant's Qualified Voluntary Employee Contribution Account or Rollover Account), then such Participant shall be deemed to have received a distribution of such Vested benefit as of the date on which the severance of employment occurs, or

(b) the last day of the Plan Year in which a Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service.

Regardless of the preceding provisions, if a Participant is eligible to share in the allocation of Employer contributions or Forfeitures in the year in which the Forfeiture would otherwise occur, then the Forfeiture will not occur until the end of the subsequent Plan Year.  Furthermore, the term “Forfeiture” shall also include amounts deemed to be Forfeitures pursuant to any other provision of the Plan.

For purposes of this Plan, any Forfeiture will be disposed of in the Plan Year in which the Forfeiture arises.

1.43  "Former Employee" means an Employee who had a severance from employment with the Employer or an Affiliated Employer.

1.44 "415 Compensation" means such Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions, compensation on the basis of a percentage of profits, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Regulation 1.62-2(c)) for a Plan Year.

415 Compensation shall exclude (a)(1) contributions made by the Employer to a plan of deferred compensation to the extent that, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (3) any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

Notwithstanding any provision of this Section to the contrary, 415 Compensation shall be adjusted for the following types of compensation paid after a Participant's severance from employment with the Employer (or any other entity that is treated as the Employer pursuant to Code §414(b), (c), (m) or (o)). However, amounts described below may only be included in 415 Compensation to the extent such amounts are paid by the later of 2 1/2 months after severance from employment or by the end of the limitation year that includes the date of such severance from employment. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered 415 Compensation within the meaning of Code Section 415(c)(3), even if payment is made within the time period specified above.

415 Compensation shall include regular pay after severance of employment if:

(1)      The payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(2)      The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.

        Leave cashouts shall be included in 415 Compensation if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the Participant’s severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued.  In addition, deferred compensation shall be included in 415 Compensation if the compensation would have been included in the definition of 415 Compensation if it had been paid prior to the Participant’s severance from employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant’s gross income.  Compensation paid to a participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)) shall be excluded from 415 Compensation.  In addition, 415 Compensation for a limitation year shall not include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates.  However, 415 Compensation does include payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code Section 414(u)(1)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

1.45 "414(s) Compensation" means 415 Compensation or any other definition of compensation that satisfies the nondiscrimination requirements of Code Section 414(s) and the Regulations thereunder. The period for determining 414(s) Compensation must be either the Plan Year or the calendar year ending with or within the Plan Year. An Employer may further limit the period taken into account to that part of the Plan Year or calendar year in which an Employee was a Participant in the component of the Plan being tested. The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year.

1.46 "Highly Compensated Employee" means an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means any Employee who:

(a) was a "five percent owner" as defined in Section 1.52(b) at any time during the "determination year" or the "look-back year"; or

(b) for the "look-back year" had 415 Compensation from the Employer in excess of $80,000. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

The "determination year" means the Plan Year for which testing is being performed, and the "look-back year" means the immediately preceding twelve (12) month period.

The Top-Paid Group election may be made at any time up to the date the applicable test for which the term is being used must be performed (including any statutory or regulatory provision for the correction of a failure of such test).

In determining who is a Highly Compensated Employee, Employees who are nonresident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. If an Employee who is a nonresident alien has U.S. source income, that Employee is treated as satisfying this definition if all of such Employee's U.S. source income from the Employer is exempt from U.S. income tax under an applicable income tax treaty. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

1.47 "Highly Compensated Participant" means, for a particular Plan Year, a Participant who meets the definition of a Highly Compensated Employee in effect for that Plan Year.

1.48 "Hour of Service" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to Compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2, which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

Notwithstanding (2) above, (i) no more than 500 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of (2) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

Each Employee shall be credited with such Employee's actual Hours of Service.  Hours of Service will be credited for employment with all Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

1.49 "Income" means the gains or losses for the "applicable computation period" allocable to an "excess amount", which amount shall be determined and allocated, at the discretion of the Administrator, using any of the methods set forth below:

(a) Method of allocating Income. The Administrator may use any reasonable method for computing the Income allocable to an "excess amount" for the "applicable computation period," provided that the method is used consistently for all Participants and for all corrective distributions under the Plan for the "applicable computation period," and is used by the Plan for allocating earnings to a Participant's "specific account(s)."

(b) Alternative method of allocating Income. The Administrator may allocate Income to an "excess amount" for the "applicable computation period" by multiplying the earnings for the "applicable computation period" allocable to the "Employer contributions" taken into account under the test or limitation giving rise to such "excess amount" by a fraction, the numerator of which is the "excess amount" for the Employee for the "applicable computation period," and the denominator of which is the sum of:

(1) The "specific account(s)" balance(s) taken into account under the test or limitation giving rise to such "excess amount" as of the beginning of the "applicable computation period," and

(2) Any additional amount of such "Employer contributions" made for the "applicable computation period" to the "specific account(s)."

(c) For purposes of calculating the Income attributable to Excess Deferrals of Section 4.2(g), the terms "applicable computation period", "Employer contributions", "excess amount", and "specific account(s)" will have the following substitutions:

(1) The taxable year of the Participant shall be substituted for the "applicable computation period";

(2) Elective Deferrals shall be substituted for "Employer contributions";

(3) Excess Deferrals shall be substituted for "excess amount"; and

(4) The Elective Deferral Account shall be substituted for the "specific account(s)."

(d) For purposes of calculating the Income attributable to Excess Contributions of Section 4.6(b), the terms "applicable computation period", "Employer contributions", "excess amount", and "specific account(s)" will have the following substitutions:

(1) The Plan Year shall be substituted for the "applicable computation period";

(2) Elective Deferrals, and other contributions included in determining the ADR under Section 1.13, shall be substituted for "Employer contributions";

(3) Excess Contributions shall be substituted for "excess amount";

(4) The Elective Deferral Account, and, if included in the determination of the ADR under Section 1.13, the Qualified Matching Contribution and/or the Qualified Nonelective Contribution Account(s), shall be substituted for the "specific account(s)."

(e) For purposes of calculating the Income attributable to Excess Aggregate Contributions of Section 4.8(b), the terms "applicable computation period", "Employer contributions", "excess amount", and "specific account(s)" will have the following substitutions:

(1) The Plan Year shall be substituted for the "applicable computation period";

(2) Any Matching Contributions which are made pursuant to Section 4.1(c), Qualified Matching Contributions (to the extent such Qualified Matching Contributions are not used to satisfy the ADP Test), and Qualified Nonelective Contributions (to the extent not used to satisfy the ADP Test) shall be substituted for "Employer contributions." Elective Deferrals may be included in the substitution listed above, provided the ADP Test is met before the Elective Deferrals are used in the ACP Test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP Test. However, Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or due to Code Section 401(a)(4) and the Regulations thereunder because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions shall not be included in the substitution listed above.

(3) Excess Aggregate Contributions shall be substituted for "excess amount";

(4) The Matching Contribution Account, Qualified Matching Contribution Account, and Qualified Nonelective Contribution Account shall be substituted for the "specific account(s)."

(f) With respect to Excess Contributions and Excess Aggregate Contributions, Income for the period between the end of the Plan Year and the date of the distribution (the "gap period") is required to be distributed. A Plan will not fail to use a reasonable method for computing the Income that is allocable to Excess Contributions and Excess Aggregate Contributions merely because the Income allocable to Excess Contributions and Excess Aggregate Contributions is determined on a date that is no more than 7 days before the distribution. Income for the "gap period" shall be calculated by using any of the methods set forth below:

(1) Safe harbor method of allocating "gap period" income. The Administrator may use the safe harbor method in this paragraph to determine the Income on Excess Contributions and Excess Aggregate Contributions for the "gap period." Under this safe harbor method, Income on Excess Contributions and Excess Aggregate Contributions for the "gap period" is equal to 10% of the Income allocable to Excess Contributions and Excess Aggregate Contributions for the Plan Year that would be determined under paragraph (b) above (with the appropriate substitutions of paragraph (d) and paragraph (e)), multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed under this safe harbor method, a corrective distribution that is made on or before the fifteenth day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month.

(2) Alternative method for allocating Plan Year and "gap period" income. The Administrator may determine the allocable Income for the aggregate of the Plan Year and the "gap period" by applying the alternative method provided by paragraph (b) above with respect to the entire period represented by the Plan Year and the "gap period", rather than just the Plan Year.

1.50 "Investment Manager" means any Fiduciary described in Act Section 3(38).

1.51 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or Former Employee (as well as each of the Employee's or Former Employee's Beneficiaries) is considered a Key Employee if the Employee or Former Employee, at any time during the Plan Year that contains the "determination date" is described in one of the following categories:

(a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual 415 Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002).

(b) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

(c) a "one percent owner" of the Employer having an annual 415 Compensation from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. In determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

1.52 "Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached Normal Retirement Date.

1.53 "Leased Employee" means any person (other than an Employee of the recipient Employer) who, pursuant to an agreement between the recipient Employer and any other person or entity ("leasing organization"), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Furthermore, Compensation for a Leased Employee shall only include Compensation from the leasing organization that is attributable to services performed for the recipient Employer.

A Leased Employee shall not be considered an employee of the recipient Employer if: (a) such employee is covered by a money purchase pension plan providing: (1) a non-integrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Code Section 415(c)(3), (2) immediate participation, and (3) full and immediate vesting; and (b) leased employees do not constitute more than twenty percent (20%) of the recipient Employer's nonhighly compensated work force.

1.54 "Limitation Year" means the Plan Year. However, the Employer may elect a different Limitation Year by amending the Plan. All qualified plans maintained by the Employer must use the same Limitation Year. Furthermore, unless there is a change to a new Limitation Year, the Limitation Year will be a twelve (12) consecutive month period. In the case of an initial Limitation Year, the Limitation Year will be the twelve (12) consecutive month period ending on the last day of the initial Plan Year. If the Limitation Year is amended to a different twelve (12) consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made. Furthermore, if the Plan is terminated effective as of a date other than the last day of the Plan's Limitation Year, then the Plan is treated as if the Plan had been amended to change its Limitation Year.

1.55 "Matching Contribution" means any Employer contribution (including a contribution made at the Employer's discretion) to the Plan on account of a Participant's Elective Deferrals.

1.56 "Matching Contribution Account" means the separate account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from Matching Contributions.  However, if Matching Contributions are Qualified Matching Contributions, then such Qualified Matching Contributions shall be allocated to the Qualified Matching Contribution Account.

1.57 "Nonelective Contribution" means any Employer contribution (including a contribution made at the Employer's discretion) to the Plan, other than a Participant's Elective Deferrals, Matching Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions.

1.58 "Nonelective Contribution Account" means the separate account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from Nonelective Contributions.

1.59 "Nonhighly Compensated Employee/Participant" means any Employee who is not a Highly Compensated Employee. However, for purposes of Section 4.5(a) and Section 4.7(a), if the prior year testing method is used, a Nonhighly Compensated Employee shall be determined using the definition of Highly Compensated Employee in effect for the preceding Plan Year. A Nonhighly Compensated Participant is a Participant who is not a Highly Compensated Employee.  A Participant is a Nonhighly Compensated Participant for a particular Plan Year if such Participant does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

1.60 "Non-Key Employee" means any Employee or Former Employee (and such Employee's or Former Employee's Beneficiaries) who is not a Key Employee.

1.61 "Normal Retirement Age" means the Participant's 65th birthday, provided that, for Eligible Employees of Plateau Medical Center, such age shall be 59 ½. A Participant shall become fully Vested in the Participant's Account upon attaining Normal Retirement Age (if the Participant is still employed by the Employer on or after that date).

1.62 "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age.

1.63 "1-Year Break in Service" means the applicable computation period during which an Employee has completed less than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

For purposes of this definition, "authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

Furthermore, for purposes of this definition, "maternity and paternity leave of absence" means an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in

Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity and paternity leaves of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity and paternity leaves of absence" shall not exceed the number of Hours of Service needed to prevent the Employee from incurring a 1-Year Break in Service.

1.64 "Owner-Employee" means a sole proprietor who owns the entire interest in the Employer or a partner (or member in the case of a limited liability company treated as a partnership or sole proprietorship for federal income tax purposes) who owns more than 10% of either the capital interest or the profits interest in the Employer and who receives income for personal services from the Employer.

1.65 "Participant" means any Employee or Former Employee who has satisfied the requirements of Sections 3.1 and 3.2 and entered the Plan and is eligible to accrue benefits under the Plan. In addition, the term "Participant" also includes any individual who was a Participant (as defined in the preceding sentence) and who must continue to be taken into account under a particular provision of the Plan (e.g., because the Participant has an Account balance in the Plan).

1.66 "Participant Direction Procedures" means such instructions, guidelines or policies as may be established by the Administrator pursuant to Section 4.14.

1.67 "Participating Employer" means any Affiliated Employer who adopts the Plan pursuant to Section 10.1.

1.68 "Plan" means this instrument, including all amendments thereto.

1.69 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1 of each year and ending the following December 31.

1.70 "Post-Severance Compensation" means payments made by the later of 2 ½ months after severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) or the end of the limitation year that includes the date of such severance from employment if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee's regular working hours, compensation for services outside the Employee's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued. Any payments not described above are not considered compensation if paid after severance from employment, even if they are paid within the later of 2 ½ months after severance from employment or the end of the limitation year that includes the date of such severance from employment, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

1.71 "Pre-Retirement Survivor Annuity (Account)" means an immediate annuity for the life of the Participant's spouse, the payments under which must be equal to the benefit which can be purchased with the portion of the Participant's Transfer Account attributable to plan-to-plan transfers subject to the qualified pre-retirement survivor rules described in Code Sections 401(a)(11) and 417 and the Participant's Account attributable to the Columbia Money Purchase Pension Plan, the HCA Money Purchase Pension Plan, or the Douglas, Inc. Money Purchase Pension Plan. The Pre-Retirement Survivor Annuity Account shall be that portion of the Participant's Account that is subject to the annuity requirements described in the preceding sentence.

1.72 "Pre-Tax Elective Deferral Account" means the portion of a Participant's Elective Deferral Account that is attributable to Pre-Tax Elective Deferrals.

1.73 "Pre-Tax Elective Deferrals" means a Participant's Elective Deferrals that are not includible in the Participant's gross income at the time deferred.

1.74 "Qualified Matching Contribution" means any Employer contribution (including a contribution made at the Employer's discretion) to the Plan on account of a Participant's Elective Deferrals that are designated as such pursuant to Sections 4.1(b), 4.6, and 4.8.

1.75 "Qualified Matching Contribution Account" means the separate account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from Qualified Matching Contributions. Amounts in the Qualified Matching Contribution Account are nonforfeitable when made and are subject to the distribution restrictions of Section 4.2(d).

1.77 "Qualified Nonelective Contribution" means any Employer contributions to the Plan that are designated as such pursuant to Sections 4.1(d), 4.6 and 4.8 or any other provision of the Plan. Qualified Nonelective Contributions may be used to satisfy the ADP Test or the ACP Test. All such contributions shall be allocated to the Qualified Nonelective Contribution Account, and shall be fully vested and subject to the restrictions on distributions from that Account.

1.78 "Qualified Nonelective Contribution Account" means the separate account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from Qualified Nonelective Contributions. Amounts in the Qualified Nonelective Contribution Account are nonforfeitable when made and are subject to the distribution restrictions of Section 4.2(d).

1.79 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.

1.80 “Reporting Person” means any Participant who is (a) a director,  (b) the direct or indirect beneficial owner of more than 10% of any class of any equity security of the Employer which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (c) certain officers who have been so designated by any registrant affiliate of the Employer, who is required to file a statement with the Securities and Exchange Commission pursuant to Section 16 of the Exchange Act.  Each Plan Year, the Administrator shall identify all of the Reporting Persons for such Plan Year.

1.81 "Retirement Date" means the date as of which a Participant retires for reasons other than Disability, whether such retirement occurs on a Participant's Normal Retirement Date or Late Retirement Date.

1.82 "Rollover Account" means the separate account established and maintained by the Administrator for each Participant with respect to such Participant's interest in the Plan resulting from amounts that are rolled over from another plan or Individual Retirement Account in accordance with Section 4.12. Amounts in the Rollover Account are nonforfeitable when made.

1.83 "Roth Elective Deferral Account" means the separate account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from Roth Elective Deferrals. Amounts in the Roth Elective Deferral Account are nonforfeitable when made and are subject to the distribution restrictions of Section 4.2(d).

1.84 "Roth Elective Deferrals" means a Participant's Elective Deferrals that are includible in the Participant's gross income at the time deferred and have been irrevocably designated as Roth Elective Deferrals by the Participant in his or her deferral election.

1.85 "Self-Employed Individual" means an individual, other than an independent contractor, who has Earned Income for the taxable year from the trade or business for which the Plan is established, and, also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year. A Self-Employed Individual shall be treated as an Employee.

1.86 "Shareholder-Employee" means a Participant who owns more than five percent (5%) of the Employer's outstanding capital stock during any year in which the Employer elected to be taxed as a Small Business Corporation under the applicable Code Section.

1.87 “Stock Fund” means the separate investment option available under the Plan consisting primarily of Common Stock of Community Health Systems, Inc. held by the Trustee.

1.88 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Disability or retirement.

1.89 "Top-Heavy Plan" means a plan described in Section 8.1(a).

1.90 "Top-Heavy Plan Year" means a Plan Year during which the Plan is a Top-Heavy Plan.

1.91 "Total Vested Benefit" means the total Participant's Vested Account balances derived from Employer and Employee contributions, including rollover contributions, whether Vested before or upon death.

1.92 "Transfer Account" means the separate account established and maintained by the Administrator for each Participant with respect to the Participant's total interest in the Plan resulting from amounts transferred to this Plan from a direct plan-to-plan transfer in accordance with Section 4.11. To the extent that the Plan is a direct or indirect transferee of a defined benefit or defined contribution pension plan, then the funds transferred to this Plan from such other plan shall be treated as funds that are subject to a life annuity form of payment as well as the survivor annuity requirements of Code Sections 401(a)(11) and 417 (and are part of the Participant's Qualified Pre-Retirement Survivor Annuity Account). The preceding sentence does not apply to amounts rolled over into a Participant's Rollover Account, even if from a pension plan.

1.93 "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors, effective upon the written acceptance of such person or entity to serve as Trustee.

1.94 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

1.95 "Valuation Date" means the Anniversary Date and may include any other date or dates deemed necessary or appropriate by the Administrator for the valuation of the Participants' Accounts during the Plan Year, which may include any day that the Trustee, any transfer agent appointed by the Trustee or the Employer or any stock exchange used by such agent, is open for business. Nothing in this Plan requires or implies a uniform Valuation Date for all Accounts; thus certain valuation provisions that apply to an Account that is not valued on each business day will have no application, in operation, to an Account that is valued on each business day.

1.96 "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

1.97 "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 500 Hours of Service. The computation period shall be the Plan Year if not otherwise set forth herein.  For vesting purposes, the computation periods shall be the Plan Year, including periods prior to the Effective Date of the Plan.

Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c). However, in determining whether an Employee has completed a Year of Service for benefit accrual purposes in the short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.

Years of Service with any Affiliated Employer shall be recognized for purposes of eligibility, vesting and allocations.  Notwithstanding anything in the Plan to the contrary, service prior to an Acquisition Date with any other employer shall be credited under subsections (a) or (b) for purposes of determining whether an individual qualifies to receive an allocation of an employer contribution for any Plan Year only if the Committee, in its sole discretion, grants such credit and then only to the extent expressly awarded by the Committee.

(a) Service Under Qualified Plans of Prior Employer of Acquired Employees. Unless the Acquisition Agreement provides otherwise, full Years of Service prior to the Acquisition Date with the prior employer of Acquired Employees shall be taken into account if such former employer of the Acquired Employees maintained a retirement plan intended to be qualified under Section 401(a), 403(b), or 408(k) of the Code either immediately prior to the Acquisition Date, or if the Committee so determine in its sole discretion, at any time prior to the Acquisition Date. Service credited hereunder shall be determined as provided in subsection (e) below. This subsection (a) shall apply only to Participants who were actively employed (or treated as actively employed under the Acquisition Agreement) by the Acquired Employer on the Acquisition Date.

(b) Service Credit Provided Under Acquisition Agreement. Full Years of Service shall, to the extent required in the Acquisition Agreement under which Acquired Employees become Employees, include years of service with the immediately prior employer of the Acquired Employees served prior to the Acquisition Date. Service taken into account under this subsection (b) shall be determined as provided in subsection (e) and shall be in addition to any other service taken into account under this definition.

(c) Affiliated Employers. An Affiliated Employer will be treated as an Employer for purposes of determining Hours of Service and Years of Service.

(d) No Double Counting. Notwithstanding the foregoing provision, in no event shall any period of service be counted more than once for a given period of time.

(e) Calculating Prior Service Credit. When subsections (a) or (b) above require that service for periods prior to becoming an Employee will be credited as Years of Service under the Plan, the number of Years of Service to be credited will, notwithstanding anything in the Plan to the contrary, be determined as follows: (i) a Year of Service will be credited for the calendar year during which an individual was hired by the appropriate employer, but only if the individual’s date of hire by that employer preceded July 1 of that calendar year; (ii) a Year of Service will be credited for each completed calendar year which began after the calendar year during which occurred the individual’s date of hire determined under (e)(i) and which ended before the first day of the calendar year during which the individual became an Employee; (iii) a Year of Service will be credited under this subsection (e) for the calendar year during which the individual became an Employee, but only if the individual was hired by the appropriate employer at least six months prior to the date of his employer’s acquisition, or his group’s employment, by an Employer. In no event shall more than one Year of Service be credited for a single period of service as a result of the interaction of this subsection with the other provisions of the Plan.

         In the event the method of crediting service is amended from the elapsed-time method to the hour-of-service method, an Employee will receive credit for Years of Service equal to (i) the number of Years of Service equal to the number of 1-year Periods of Service credited to the Employee as of the date of the amendment and (ii) in the computation period which includes the date of the amendment, a number of Hours of Service (using the Hours of Service equivalency method elected in the Plan) to any fractional part of a year credited to the Employee under this Section as of the date of the amendment.

ARTICLE II
ADMINISTRATION

2.1    POWERS AND RESPONSIBILITIES OF THE EMPLOYER

(a) Appointment of Trustee and Administrator. In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Act, the Plan and the Code. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

(b) Appointment of Investment Manager. The Employer may, by written agreement or designation, appoint, at its option, an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide investment direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

(c) Funding policy and method. The Employer shall establish a funding policy and method, i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a funding policy and method shall not, however, constitute a directive to the Trustee as to the investment of the Trust Funds. Such funding policy and method shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

(d) Review of fiduciary performance. The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

2.2    DESIGNATION OF ADMINISTRATIVE AUTHORITY

         The Employer shall appoint one or more Administrators.  Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator (or on a committee designated as the Administrator).  Any person so appointed shall signify their acceptance.  An Administrator (or person serving on a committee designated as the Administrator) may resign by delivering a written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.  The Employer, upon the resignation or removal of an Administrator (or any person serving on a committee designated as the Administrator), shall promptly designate a successor to such position.  If the Employer does not appoint an Administrator or successor (as applicable) (or no persons continue to serve on a committee designated as the Administrator), the Employer will function as the Administrator.  For the foregoing purposes, the Administrator shall be the Retirement Committee of the Employer (the “Committee” or the “Retirement Committee”) composed of persons designated by the Employer to serve on the Retirement Committee, which Retirement Committee may operate according to its own bylaws subject to the terms of the Plan; notwithstanding the foregoing, the Employer shall have the right to change the Administrator without amending the terms of the Plan.

2.3    ALLOCATION AND DELEGATION OF RESPONSIBILITIES

         If more than one person is serving as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

2.4    POWERS AND DUTIES OF THE ADMINISTRATOR

         The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Benefits under this Plan will be paid only if the Administrator decides in its discretion that the applicant is entitled to them. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish the Administrator's duties under the Plan.

         The Administrator shall be charged with the duties of the general administration of the Plan as set forth under the terms of the Plan, including, but not limited to, the following:

(a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

(b) the authority to review and settle all claims against the Plan, including claims where the settlement amount cannot be calculated or is not calculated in accordance with the Plan's benefit formula. This authority specifically permits the Administrator to settle, in compromise fashion, disputed claims for benefits and any other disputed claims made against the Plan;

(c) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

(d) to authorize and direct the Trustee with respect to all discretionary or otherwise directed disbursements from the Trust;

(e) to maintain all necessary records for the administration of the Plan;

(f) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

(g) to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

(h) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

(i) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion (if the Trustee has such discretion) in a manner designed to accomplish specific objectives;

(j) to prepare and implement a procedure for notifying Participants and Beneficiaries of their rights, if any, to elect joint and survivor annuities and Pre-Retirement Survivor Annuities as required by the Act, the Code and/or the Regulations thereunder;

(k) to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

(l) to act as the named Fiduciary responsible for communications with Participants as needed to maintain Plan compliance with Act Section 404(c), including, but not limited to, the receipt and transmitting of Participant's directions as to the investment of their account(s) under the Plan and the formulation of policies, rules, and procedures pursuant to which Participants may give investment instructions with respect to the investment of their accounts;

(m) to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it; and

(n) to assist any Participant regarding the Participant's rights, benefits, or elections available under the Plan.

2.5   RECORDS AND REPORTS

The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.6   APPOINTMENT OF ADVISERS

The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan's investment fiduciaries and to Plan Participants.

2.7   PAYMENT OF EXPENSES

All reasonable expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, the costs of any bonds required pursuant to Act Section 412, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. In addition, unless specifically prohibited under statute, regulation or other guidance of general applicability, the Administrator may charge to the Account of an individual Participant a reasonable charge to offset the cost of making a distribution to the Participant, Beneficiary, or alternate payee under a qualified domestic relation order, as defined in Code Section 414(p). If liquid assets of the Plan are insufficient to cover the fees of the Trustee or the Plan Administrator, then Plan assets shall be liquidated to the extent necessary for such fees. In the event any part of the Plan assets becomes subject to tax, all taxes incurred will be paid from the Plan assets. Until paid, the expenses shall constitute a liability of the Trust Fund.

2.8  MAJORITY ACTIONS

Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.2, if there is more than one Administrator, then they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

2.9  CLAIMS PROCEDURE

Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days (45 days if the claim involves disability benefits) after the application is filed, or such period as is required by applicable law or Department of Labor regulation. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

2.10 CLAIMS REVIEW PROCEDURE
Any Employee, Former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.9 shall be entitled to request the Administrator to give further consideration to a claim by filing with the Administrator a written request for a hearing. Such request, together with a written statement of the reasons why the claimant believes the claim should be allowed, shall be filed with the Administrator no later than sixty (60) days (45 days if the claim involves disability benefits) after receipt of the written notification provided for in Section 2.9. The Administrator shall then conduct a hearing within the next 60 days (45 days if the claim involves disability benefits), at which the claimant may be represented by an attorney or any other representative of such claimant's choosing and expense and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of the claim. At the hearing the claimant or the claimant's representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. A final decision as to the allowance of the claim shall be made by the

Administrator within sixty (60) days (45 days if the claim involves disability benefits) of receipt of the appeal (unless there has been an extension of sixty (60) days (45 days if the claim involves disability benefits) due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60-day period (45 days if the claim involves disability benefits)). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. Notwithstanding the preceding, to the extent any of the time periods specified in this Section are amended by law or Department of Labor regulation, then the time frames specified herein shall automatically be changed in accordance with such law or regulation.

If the Administrator, pursuant to the claims review procedure, makes a final written determination denying a Participant's or Beneficiary's benefit claim, then in order to preserve the claim, the Participant or Beneficiary must file an action with respect to the denied claim not later than one hundred eighty (180) days following the date of the Administrator's final determination.

ARTICLE III
ELIGIBILITY

3.1   CONDITIONS OF ELIGIBILITY

(a) Eligibility. For all Plan purposes, any Eligible Employee who has completed 6 months of service and has attained age twenty-one shall be eligible to participate hereunder as of the date such Employee has satisfied such requirements. However, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan.

(b) Months of service. For purposes of this Section, an Eligible Employee will be deemed to have completed the required number of months of service if such Employee has been in the continuous employ of the Employer as of the date 6 months after his employment commencement date. For purposes of this Section, “employment commencement date” shall be the first day that an Eligible Employee is entitled to be credited with an Hour of Service for the performance of duty; for any Eligible Employee who terminates his initial employment prior to satisfaction of this 6 months of service requirement, and becomes reemployed by the Employer, his “employment commencement date” shall be the date of such reemployment.

3.2   EFFECTIVE DATE OF PARTICIPATION

(a) Effective date of participation. An Eligible Employee shall become a Participant effective as soon as administratively feasible following the date such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or, if not employed as of such date, as of the date of rehire if a 1-Year Break in Service has not occurred, or, if later, the date that the Employee would have otherwise entered the Plan had the Employee not terminated employment).

(b) Recognition of other employer service. If an Eligible Employee satisfies the eligibility requirements of the Plan by reason of recognition of service with an entity that is not an Affiliated Employer, then such Employee shall become a Participant in the Plan as of the day that the Plan credits such service with the entity or, if later, the date the Employee would have otherwise entered the Plan had the service with the entity not been recognized for purposes of this Plan. The date on which the Plan credits such service shall be determined, on a uniform and nondiscriminatory basis, in the sole discretion of the Administrator.

(c) Ineligible to eligible classification. If an Employee, who has satisfied the Plan's eligibility requirements and would otherwise have become a Participant in the Plan, shall go from a classification of an ineligible Employee to an Eligible Employee, such Employee shall become a Participant in the Plan on the date such Employee becomes an Eligible Employee or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee.

(d) Eligible to ineligible classification. If an Employee, who has satisfied the Plan's eligibility requirements and would otherwise become a Participant in the Plan, shall go from a classification of an Eligible Employee to an ineligible class of Employees, such Employee shall become a Participant in the Plan on the date such Employee again becomes an Eligible Employee, or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee. However, if such Employee incurs five (5) consecutive 1-Year Breaks in Service, eligibility will be determined under the Break in Service rules set forth in Section 3.5.

3.3   DETERMINATION OF ELIGIBILITY

The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.10.

3.4  TERMINATION OF ELIGIBILITY

In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee with respect to the Plan, then such Participant shall continue to Vest in the Plan for each Year of Service completed while an ineligible Employee, until such time as the Participant's Account is forfeited or distributed pursuant to the terms of the Plan. Additionally, the Participant's interest in the Plan shall continue to share in the earnings of the Trust Fund.

3.5  REHIRED EMPLOYEES AND BREAKS IN SERVICE

(a) Reemployed before five (5) consecutive 1-Year Breaks in Service. If any Employee becomes a Former Employee due to severance from employment with the Employer and is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service occur, then the Former Employee's prior service shall count in the same manner as if severance from employment with the Employer had not occurred. If any Participant ceases to be a Participant due to severance from employment with the Employer and is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service occur, then the Participant shall resume participation (in the same manner as if severance from employment with the Employer had not occurred) as of the reemployment date.

(b) Reemployed after five (5) consecutive 1-Year Breaks in Service ("rule of parity" provisions). If any Employee becomes a Former Employee due to severance from employment with the Employer and is reemployed after a 5-Year Break in Service has occurred, Years of Service shall include Years of Service prior to the 5-year break in service subject to the following rules:

(1) Rule of parity. In the case of a Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions, Years of Service before a period of consecutive 1-Year Breaks in Service will not be taken into account if the number of consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of pre-break Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior period of five (5) consecutive 1-Year Breaks in Service.

(2) Participation in Plan. A Former Employee shall participate in the Plan as of the date of reemployment, or if later, as of the date that the Former Employee would otherwise enter the Plan pursuant to Sections 3.1 and 3.2 taking into account all service not disregarded in this subsection.

(c) Vesting after five (5) consecutive 1-Year Breaks in Service. After a Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service, the Vested portion of said Participant's Account attributable to pre-break service shall not be increased as a result of post-break service. In such case, separate accounts will be maintained as follows:

(1) one account for nonforfeitable benefits attributable to pre-break service; and

(2) one account representing the Participant's Employer derived account balance in the Plan attributable to post-break service.

(d) Buyback provisions. If any Participant severs employment with the Employer and is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Participant had received a distribution of the entire Vested interest prior to reemployment, then the forfeited account shall be reinstated only if the Participant repays the full amount which had been distributed. Such repayment must be made before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a severance of employment, the time for repayment may not end earlier than five (5) years after the date of distribution. In the event the Participant does repay the full amount distributed, the undistributed forfeited portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding the distribution. The source for such reinstatement may be Forfeitures occurring during the Plan Year. If such source is insufficient, then the Employer will contribute an amount that is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year pursuant to Section 4.1(e), such contribution will first be applied to restore any such Accounts and the remainder shall be allocated in accordance with the terms of the Plan.

If a non-Vested Participant was deemed to have received a distribution and such Participant is reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, then such Participant will be deemed to have repaid the deemed distribution as of the date of reemployment.

3.6   OWNER-EMPLOYEE LIMITATION

If this Plan provides contributions or benefits for one or more Owner-Employees, the contributions on behalf of any Owner-Employee shall be made only with respect to the Earned Income for such Owner-Employee which is derived from the trade or business with respect to which such Plan is established.

3.7  OMISSION OF ELIGIBLE EMPLOYEE; INCLUSION OF INELIGIBLE EMPLOYEE

If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, or any person who should not have been included as a Participant in the Plan is erroneously included, then the Employer shall apply the principles described by, and take corrective actions consistent with, the IRS Employee Plans Compliance Resolution System.

ARTICLE IV
CONTRIBUTION AND ALLOCATION

4.1   FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

For each Plan Year, the Employer shall contribute to the Plan:

(a) Salary reductions. The amount that all Participants' Compensation was reduced pursuant to Section 4.2(a), which amount shall be Elective Deferrals.

(b) Qualified Matching Contributions. On behalf of each Participant who is eligible to share in the Qualified Matching Contribution for the Plan Year, the Employer may contribute a discretionary Qualified Matching Contribution equal to a uniform percentage of each eligible individual's Compensation or 415 Compensation. Such Qualified Matching Contribution shall be allocated to the Qualified Matching Contribution Account.

(c) Matching Contributions. On behalf of each Participant who is eligible to share in Matching Contributions (as specified in Exhibit B to the Plan) for the Plan Year, the Employer may contribute a discretionary Matching Contribution equal to a uniform percentage (as specified in Exhibit B) of each such Participant's Elective Deferrals. Except, however, in applying the matching percentage specified above, only salary reductions not in excess of a certain dollar amount or a certain percentage of Compensation, to be determined by the Employer on a uniform basis for all Participants, may be considered. Matching Contributions shall be determined and any Compensation or dollar limitation used in determining such Matching Contributions shall be based on the Plan Year. Catch-Up Contributions shall not be subject to the Matching Contribution.

(d) Qualified Nonelective Contribution. On behalf of each Participant who is eligible to share in the Qualified Nonelective Contribution (as specified in Exhibit A) for the Plan Year, the Employer may contribute a discretionary Qualified Nonelective Contribution equal to a uniform percentage of each eligible individual's Compensation or 415 Compensation. Such Qualified Nonelective Contribution shall be allocated to the Qualified Nonelective Contribution Account.

(e) Nonelective Contributions. On behalf of each Participant who is eligible to share in the Nonelective Contribution (as specified in Exhibit B) for the Plan Year, the Employer may contribute a discretionary amount, which amount (as specified in Exhibit B) shall be allocated to the Nonelective Contribution Account.

(f) Top-Heavy contribution. Additionally, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top-heavy minimum contribution.

(g) Form of contribution. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

4.2   PARTICIPANT'S SALARY REDUCTION ELECTION

(a) Deferral elections.

(1) Pre-Tax Deferrals. Each Participant may elect to defer Compensation that would have been received in the Plan Year, but for the deferral election, by up to 50%. A deferral election (or modification of an earlier election) may not be made with respect to Compensation that is currently available on or before the date the Participant executed such election. For purposes of this Section, Compensation shall be determined prior to any reductions made pursuant to Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. Notwithstanding anything in this Plan to the contrary, the Employer may impose a minimum elective deferral percentage of 1% as an administrative procedure applied on a uniform and consistent basis to all Participants. For purposes of this Section, the annual dollar limitation of Code Section 401(a)(17) shall not apply except that the Administrator may elect to apply such limit as part of the deferral election procedures established hereunder.

(2) Roth Elective Deferrals. A Participant may elect to have all or a portion of the Participant's Elective Deferrals to be Roth Elective Deferrals when contributed to the Plan. These Roth Elective Deferrals are includible in the Participant's gross income at the time deferred and must be irrevocably designated as Roth Elective Deferrals by the Participant in the Deferral Election Agreement. Absent a Participant's affirmative election to have any portion of an Elective Deferral be considered a Roth Elective Deferral, Elective Deferrals shall be treated as Pre-Tax Elective Deferrals.

(b) Catch-Up Contributions. Notwithstanding anything in the Plan to the contrary, each Catch-Up Eligible Participant shall be eligible to make Catch-Up Contributions during the Participant's taxable year in accordance with, and subject to the limitations of, Code Section 414(v). Such Catch-Up Contributions are not subject to the limits on Annual Additions under Code Section 415(c), are not counted in the ADP Test of Section 4.5(a), are not counted in determining the minimum allocation required in a Top-Heavy Plan during a Top-Heavy Plan Year under Code Section 416 (but Catch-Up Contributions made in prior years are counted in determining whether the Plan is a Top-Heavy Plan), and are not taken into account under the limit on Elective Deferrals under Code Section 402(g). Catch-Up Contributions may be a dollar amount or a percentage of Compensation for each payroll period not to exceed the applicable dollar limit under Code Section 414(v), pursuant to procedures established by the Administrator. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(12), 416 or 410(b), as applicable, by reason of the making of such Catch-Up Contributions.

(c) Full vesting. Each Participant's Elective Deferral Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

(d) Distribution restrictions. Notwithstanding anything in the Plan to the contrary, amounts (including any offset of loans) held in the Participant's Elective Deferral Account may not be distributed except as authorized by other provisions of this Plan, but in no event may such amounts be distributed earlier than:

(1) a Participant's death, disability or other severance of employment;

(2) a Participant's attainment of age 59 ½;

(3) the termination of the Plan without the existence at the time of Plan termination of an alternative defined contribution plan or the establishment of an alternative defined contribution plan by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan maintained by the Employer. For this purpose, a defined contribution plan is not treated as an alternative defined contribution plan if the plan is an employee stock ownership plan (as defined in Code Section 4975(e)(7) or 409(a)), a simplified employee pension plan (as defined in Code Section 408(k)), a SIMPLE IRA plan (as defined in Code Section 408(p)), a plan or contract that satisfies the requirements of Code Section 403(b), or a plan that is described in Code Sections 457(b) or 457(f). Furthermore, if at all times during the 24-month period beginning 12 months before the date of the Plan's termination, fewer than 2% of the Participants in the Plan as of the date of Plan termination are eligible under the other defined contribution plan, then the other defined contribution plan is not an alternative defined contribution plan. Distributions from the terminating Plan may only be made in lump sum distributions, pursuant to and defined in Regulation 1.401(k)-1(d)(4)(ii);

(4) the proven financial hardship of a Participant, subject to the limitations of Section 6.14.

(e) Suspension due to hardship. In the event a Participant has received a hardship distribution, pursuant to Regulation 1.401(k)-1(d)(2)(iv)(B) from this Plan or any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Elective Deferrals contributed to the Plan for a period of six months following the receipt of the distribution.

(f) Deferrals limited to Code Section 402(g) dollar limit. A Participant's "elective deferrals" made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan during any calendar year shall not exceed the dollar limitation. For this purpose, "elective deferrals" means, with respect to a calendar year, the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any salary reduction simplified employee pension (as defined in Code Section 408(k)(6)), any SIMPLE IRA plan described in Code Section 408(p), any eligible deferred compensation plan under Code Section 457, any plans described under Code Section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. "Elective deferrals" shall not include any deferrals properly distributed as excess "Annual Additions" pursuant to Section 4.9. "Dollar limitation" shall mean the dollar limitation contained in Code Section 402(g) in effect for the Participant's taxable year beginning in such calendar year. In the case of a participant aged 50 and over by the end of the taxable year, the "dollar limitation" described in the preceding sentence shall be adjusted to include the amount of Elective Deferrals that may be treated as Catch-Up Contributions.

(g) Assigning Excess Deferrals to this Plan. If a Participant's Elective Deferrals under this Plan together with any elective deferrals (as defined in Regulation 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as described in Code Section 401(k)), a simplified employee pension (as described in Code Section 408(k)(6)), a simple individual retirement account plan (as described in Code Section 408(p)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), or a trust described in Code Section 501(c)(18) cumulatively exceed the "dollar limitation" described in the subsection 4.2(f) of this Section, for such Participant's taxable year, then the Participant may assign to this Plan any Excess Deferrals made during a taxable year of the Participant by notifying the Administrator in writing on or before March 1 following the close of the Participant's taxable year, of the amount of the Excess Deferrals to be assigned to the Plan. A Participant shall be deemed to notify the Administrator of any Excess Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plan, contract, or arrangement of the Employer.

Notwithstanding any other provision of the Plan to the contrary, the Administrator may direct the Trustee to distribute such Excess Deferrals, plus any Income allocable to such Excess Deferrals, to the Participant not later than the first April 15th following the close of the Participant's taxable year. Such a distribution may be made to a Participant to whose account Excess Deferrals were assigned for the preceding year or/and who claims Excess Deferrals for such taxable year or calendar year. Any distribution of less than the entire amount of Excess Deferrals and Income shall be treated as a pro rata distribution of Excess Deferrals and Income. The amount of the distribution shall not exceed the Participant's Elective Deferrals under the Plan for the taxable year (and any Income allocable to such Excess Deferrals). If a distribution of Excess Deferrals is to be made on or before the last day of the Participant's taxable year, then each of the following conditions must be satisfied:

(1) the distribution must be made after the date on which the Plan received the Excess Deferrals;

(2) the Participant shall designate the distribution as Excess Deferrals; and

(3) the Plan must designate the distribution as a distribution of Excess Deferrals.

Any distribution made pursuant to this Section shall be made first from unmatched Pre-Tax Elective Deferrals and, thereafter, from unmatched Roth Elective Deferrals (unless the Participant elects to reverse that order), and, thereafter, from Pre-Tax Elective Deferrals which are matched, and, thereafter, from Roth Elective Deferrals which are matched, unless the Participant elects to reverse that order.

Matching Contributions that relate to Excess Deferrals (regardless of whether such Excess Deferrals are Pre-Tax Elective Deferrals or Roth Elective Deferrals) which are distributed pursuant to this Section 4.2(g) shall be treated as a Forfeiture.

(h) Coordination with ADP Test. Notwithstanding Section 4.2(g) above, a Participant's Excess Deferrals shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.6 for the Plan Year beginning with or within the taxable year of the Participant.

(i) Segregation. Elective Deferrals made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.4 have been made.

(j) No conditions to receive Elective Deferrals. Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the Elective Deferrals made by the Employer for the year of termination without regard to the Hours of Service credited.

(k) Procedures to implement deferral elections. The Employer and the Administrator may adopt a procedure to implement the salary reduction elections provided for herein. If such procedure is adopted, then the procedure shall include (and shall not be limited to) the following:

(1) A Participant must make an initial salary deferral election, or an election to receive cash in lieu of a salary deferral election. If the Participant fails to make an initial salary deferral election, or an election to receive cash in lieu of a salary deferral election, then such Participant may thereafter make an election in accordance with the rules governing modifications. The Participant shall make such an election by entering into a salary reduction agreement with the Employer and filing such agreement with the Administrator. Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the Administrator (or as soon thereafter as practical), shall not have retroactive effect and shall remain in force until revoked.

(2) A Participant may modify a prior salary deferral election at any time during the Plan Year and concurrently make a new election by filing a notice with the Administrator (in accordance with procedures established by the Administrator) within a reasonable time before the pay period for which such modification is to be effective. Any modification shall be implemented as soon as practical after being accepted by the Administrator, shall not have retroactive effect and shall remain in force until revoked.

(3) A Participant may elect to prospectively revoke the Participant's salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with thirty (30) days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period (or as soon thereafter as practical).

(4) Any notices or required actions under this subsection may be provided or made in accordance with Section 9.14.

4.3TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

Unless otherwise provided by contract or law, the Employer may make its contribution to the Plan for a particular Plan Year at such time as the Employer, in its sole discretion, determines. However, any Matching Contributions made pursuant to Section 4.1(c) with respect to a Participant's Elective Deferrals that are made during a payroll period must be contributed to the Plan by the last day of the following Plan Year quarter. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, then the Employer will designate to the Administrator the Plan Year for which the Employer is making its contribution.

4.4  ALLOCATION OF CONTRIBUTION AND USAGE OF FORFEITURES AND EARNINGS

(a) Separate accounting. The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to a particular Account of each such Participant as set forth herein.

(b) Allocation of contributions. The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

(1) Elective Deferrals. With respect to the Elective Deferrals made pursuant to Section 4.1(a), to each Participant's Elective Deferral Account.

(2) Matching Contributions. With respect to the Matching Contribution made pursuant to Section 4.1(c), to each Participant's Matching Contribution Account in accordance with Section 4.1(c).

(3) Qualified Matching Contributions. With respect to the Qualified Matching Contribution made pursuant to Section 4.1(b), to each Participant's Qualified Matching Contribution Account in accordance with Section 4.1(b).

The Employer may limit such Qualified Matching Contributions only to Participants who are Nonhighly Compensated Employees and/or Non-Key Employees. In addition, the Employer may condition such Qualified Matching Contributions only to Participants who have completed a Year of Service (or portion thereof) during the Plan Year and/or who are employed on the last day of the Plan Year.

(4) 410(b) ratio percentage fail-safe provisions for Matching Contributions. Notwithstanding anything to the contrary, if the Matching Contribution component of this Plan would otherwise fail to meet the requirements of Code Section 410(b)(1)(B) and the Regulations thereunder because the Matching Contributions would not be allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

(i) The group of Participants eligible to share in the Matching Contributions for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific Participants who become eligible under the terms of this paragraph shall be those who have not separated from service prior to the last day of the Plan Year and have completed the greatest number of Hours of Service in the Plan Year. In the event that more Participants than the "minimum necessary" become entitled to an allocation because they all have the same number of Hours of Service (and at least one of that group is required to receive an allocation in order for the test to be satisfied), then all such Participants shall be deemed to constitute the minimum necessary to pass the test.

(ii) If after application of paragraph (i) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Matching Contributions for the Plan Year shall be further expanded to include the minimum number of Participants who have separated from service prior to the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who become eligible to share shall be those Participants who have completed the greatest number of Hours of Service in the Plan Year before terminating employment. In the event that more Participants than the "minimum necessary" become entitled to an allocation because they all have the same number of Hours of Service (and at least one of that group is required to receive an allocation in order for the test to be satisfied), then all such Participants shall be deemed to constitute the minimum necessary to pass the test.

(iii) Nothing in this subsection shall permit the reduction of a Participant's accrued benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount that would be deductible under Code Section 404. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

(5) Qualified Nonelective Contributions. With respect to the Qualified Nonelective Contribution made pursuant to Section 4.1(d), to each Participant's Qualified Nonelective Contribution Account in accordance with Section 4.1(d).

The Employer may limit such Qualified Nonelective Contributions only to Participants who are Nonhighly Compensated Employees and/or Non-Key Employees. In addition, the Employer may condition such Qualified Nonelective Contributions only to Participants who have completed a Year of Service (or portion thereof) during the Plan Year and/or who are employed on the last day of the Plan Year.

(6) Nonelective Contributions. With respect to the Nonelective Contribution made pursuant to Section 4.1(e), to each Participant's Nonelective Contribution Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year.

(7) Entitlement to Nonelective Contribution. Any Participant employed during the Plan Year shall be eligible to share in the discretionary contribution made pursuant to Section 4.1(e) for the year.

(c) Usage of Forfeitures. On or before each Anniversary Date, any Forfeitures may be made available to reinstate previously forfeited Account balances of Participants, if any, in accordance with Section 3.5(d), and any remaining Forfeitures may be used to satisfy any contribution that may be required pursuant to Section 3.8 or 6.12, or be used to pay any administrative expenses of the Plan. The remaining Forfeitures, if any, shall be allocated in the following manner:

(1) Forfeitures attributable to Matching Contributions made pursuant to Section 4.1(c) shall be used to reduce the Employer's Contributions for the Plan Year.

(2) Forfeitures attributable to Nonelective Contributions made pursuant to Section 4.1(e) shall be used to reduce the Employer's contribution for Nonelective Contributions for the Plan Year.

(d) Minimum required allocation to those not otherwise eligible to share. For any Top-Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions as provided above, shall receive the minimum required allocation of Section 4.4(g) if eligible pursuant to the provisions of Section 4.4(j).

(e) Allocation of earnings. As of each Valuation Date, before the current valuation period allocation of Employer contributions, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's nonsegregated accounts bear to the total of all Participants' nonsegregated accounts as of such date. Earnings or losses with respect to a Participant's Directed Account shall be allocated in accordance with Section 4.14.

(f) Incoming transfers and rollovers. Participants' transfers from other qualified plans and rollovers deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

(g) Minimum required allocation for Top-Heavy Plan Years. Notwithstanding the foregoing, for any Top-Heavy Plan Year, the sum of the Employer contributions allocated to the Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's 415 Compensation (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this Plan in a required aggregation group). However, if (1) the sum of the Employer contributions allocated to the Participant's Account of each Key Employee for such Top-Heavy Plan Year is less than three percent (3%) of each Key Employee's 415 Compensation and (2) this Plan is not required to be included in an aggregation group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, then the sum of the Employer contributions allocated to the Participant's Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Account of any Key Employee. However, in determining whether a Non-Key Employee has received the minimum required allocation, such Non-Key Employee's Elective Deferrals shall not be taken into account. The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).

However, no minimum required allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a required aggregation group, if the other defined contribution plan subject to Code Section 412 satisfies the minimum required allocation.

(h) Top-Heavy contribution allocation. For purposes of the minimum required allocation set forth above, the percentage allocated to the Account of any Key Employee who is a Participant shall be equal to the ratio of the sum of the Employer contributions (excluding any Catch-Up Contributions) allocated on behalf of such Key Employee for the Plan Year divided by the 415 Compensation for such Key Employee for the Plan Year.

(i) Matching contributions used to satisfy top-heavy contribution. Matching Contributions shall be taken into account for purposes of satisfying the minimum required allocation of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum required allocation shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum required allocation shall be treated as Matching Contributions for purposes of the ACP Test and other requirements of Code Section 401(m).

(j) Participants eligible for top-heavy allocation. For any Top-Heavy Plan Year, the minimum required allocation set forth above shall be allocated to the Nonelective Contribution Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year regardless of the Non-Key Employee's level of Compensation, including Non-Key Employees who have (1) failed to complete a Year of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, Elective Deferrals to the Plan.

(k) Top-Heavy allocation if DB and DC plans maintained. If a Non-Key Employee participates in this Plan and a defined benefit plan included in a required aggregation group which is top-heavy, then the minimum required allocation provided in Section 4.4(g) will continue to be provided in this Plan, plus a minimum monthly accrued benefit equal to the product of (1) one-twelfth (1/12th) of 415 Compensation averaged over the five (5) consecutive Limitation Years (or actual Limitation Years, if less) which produce the highest average and (2) the lesser of (i) two percent (2%) multiplied by years of service when the plan is a Top Heavy Plan or (ii) twenty percent (20%) shall be provided to such Non-Key Employee under the defined benefit plan.

(l) 415 Compensation for top-heavy purposes. For the purposes of this Section, 415 Compensation will be limited to the same dollar limitations set forth in Section 1.24, adjusted in such manner as permitted under Code Section 415(d).

(m) Delay in processing transactions. Notwithstanding anything in this Section to the contrary, all information necessary to properly reflect a given transaction may not be available until after the date specified herein for processing such transaction, in which case the transaction will be reflected when such information is received and processed. Subject to express limits that may be imposed under the Code, the processing of any contribution, distribution or other transaction may be delayed for any legitimate business reason or force majeure (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, the failure of a service provider to timely receive values or prices, and the correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan.

4.5   ACTUAL DEFERRAL PERCENTAGE TEST

(a) ADP Test. The ADP for Highly Compensated Employees who are Participants for each Plan Year and the ADP for Nonhighly Compensated Employees who are Participants for each Plan Year (or for the preceding Plan Year if the prior year testing method is used) shall satisfy one of the following tests:

(1) The ADP for the group of Highly Compensated Employees who are Participants shall not exceed the ADP for the group of Nonhighly Compensated Employees who are Participants (for the preceding Plan Year if the prior year testing method is used to calculate the ADP for the group of Nonhighly Compensated Employees who are Participants) multiplied by 1.25, or

(2) The ADP for the group of Highly Compensated Employees who are Participants shall not exceed the ADP for the group of Nonhighly Compensated Employees who are Participants (for the preceding Plan Year, if the prior year testing method is used to calculate the ADP for the group of Nonhighly Compensated Employees who are Participants) by more than two percentage points. Furthermore, the ADP for the group of Highly Compensated Employees who are Participants shall not exceed the ADP for the group of Nonhighly Compensated Employees who are Participants (for the preceding Plan Year, if the prior year testing method is used to calculate the ADP for the group of Nonhighly Compensated Employees who are Participants) multiplied by 2.

(b) Prior Year test upon amendment. Notwithstanding the above, if the prior year test method is used to calculate the ADP for the group of Nonhighly Compensated Employees who are Participants for the first Plan Year of this amendment and restatement, then the ADP for the group of Nonhighly Compensated Employees who are Participants for the preceding Plan Year shall be calculated pursuant to the provisions of the Plan then in effect.

(c) Participant regardless of deferral election. For the purposes of Sections 4.5(a) and 4.6, a Participant shall be any Employee eligible to make a deferral election pursuant to Section 4.2 at any point during the Plan Year, whether or not such deferral election was made or suspended pursuant to Section 4.2.

(d) Aggregation with other plans. In the event this Plan satisfies the requirements of Code Sections 401(a)(4), 401(k), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. If more than ten percent (10%) of the Employer's Nonhighly Compensated Employees are involved in a plan coverage change as defined in Regulation Section 1.401(k)-2(c)(4), then any adjustments to the Nonhighly Compensated Employees' ADP for the prior year will be made in accordance with such Regulations, unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year and use the same ADP Testing method.

(e) ADP of Highly Compensated Employee in multiple plans. For the purposes of this Section, the ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions and/or Qualified Matching Contributions, if treated as Elective Deferrals for purposes of the ADP Test) allocated to the Participant's accounts under two or more cash or deferred arrangements described in Code Section 401(k) of the Employer or an Affiliated Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions and/or Qualified Matching Contributions) were made under a single cash or deferred arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer or an Affiliated Employer that have different plan years, then all Elective Deferrals made during the Plan Year under all such arrangements shall be aggregated. However, for Plan Years beginning before 2006, if the cash or deferred arrangements have different plan years, then all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code Sections 401(k) or 410(b).

(f) Testing method. For the purpose of this Section, when calculating the ADP for the group of Nonhighly Compensated Employees who are Participants, the prior year testing method shall be used.

(g) Otherwise excludable Employee and early participation rules. Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.6 may be applied separately (or will be applied separately to the extent required by Regulations) to each "plan" within the meaning of Regulation Section 1.401(k)-1(b)(4)(iv). For purposes of applying this provision, the Administrator may use any effective date of participation that is permitted under Code Section 410(b) provided such date is applied on a consistent and uniform basis to all Participants. Alternatively, the provisions of Code Section 401(k)(3)(F) may be used to exclude from consideration all Nonhighly Compensated Employees who have not satisfied the greatest minimum age and service requirements of Code Section 410(a)(1)(A).

(h) Timing of allocations. For purposes of determining the ADP Test, only Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions that are contributed to the Plan prior to the end of the twelve (12) month period immediately following the Plan Year to which the contributions relate shall be considered.

(i) Targeted Qualified Nonelective Contributions. Notwithstanding the preceding, for Plan Years beginning in and after 2006, Qualified Nonelective Contributions cannot be taken into account in determining the ADR for a Plan Year for a Nonhighly Compensated Employee to the extent such contributions exceed the product of that Nonhighly Compensated Employee's 414(s) Compensation and the greater of five percent (5%) or two (2) times the Plan's "representative contribution rate." Any Qualified Nonelective Contribution taken into account under an ACP Test under Regulation Section 1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Regulation Section 1.401(m)-2(a)(6)(v)(B)), is not permitted to be taken into account for purposes of this paragraph (including the determination of the representative contribution rate under this Section). For purposes of this subsection:

(1) The Plan's "representative contribution rate" is the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee among a group of eligible Nonhighly Compensated Employees that consists of half of all eligible Nonhighly Compensated Employees for the Plan Year (or, if greater, the lowest "applicable contribution rate" of any eligible Nonhighly Compensated Employee in the group of all eligible Nonhighly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(2) The "applicable contribution rate" for an eligible Nonhighly Compensated Employee is the sum of the Qualified Matching Contributions taken into account for the eligible Nonhighly Compensated Employee for the Plan Year and

the Qualified Contributions made for the eligible Nonhighly Compensated Employee for the Plan Year, divided by the eligible Nonhighly Compensated Employee's 414(s) Compensation for the same period.

Restriction on Qualified Matching Contributions.  Qualified Matching Contributions may only be used to calculate the ADP to the extent that such Qualified Matching Contributions are Matching Contributions that are not precluded from being taken into account for ACP Test purposes under the rules of Regulation Section 1.401(m)-2(a)(5)(ii).

Restrictions of Qualified Nonelective Contributions and Qualified Matching Contributions.  Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account to determine the ADP to the extent such contributions are taken into account for purposes of satisfying any other ADP Test, any ACP Test, or the requirements of Regulation Sections 1.401(k)-3, 1.401(m)-3 or 1.401(k)-4. Thus, for example, Matching Contributions that are made pursuant to Regulation Section 1.401(k)-3(c) cannot be taken into account under the ADP Test. Similarly, if a plan switches from the current year testing method to the prior year testing method pursuant to Regulation Section 1.401(k)-2(c), then Qualified Nonelective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

(j) ADP when no Nonhighly Compensated Employees. If, for the applicable year for determining the ADP of the Nonhighly Compensated Employees for a Plan Year, there are no eligible Nonhighly Compensated Employees, then the Plan is deemed to satisfy the ADP Test for the Plan Year.

(k) Repeal of multiple use test. The multiple use test described in Code Section 401(m) in effect prior to the enactment of the Economic Growth and Tax Relief Reconciliation Act of 2001 shall not apply for Plan Years beginning after December 31, 2001.

4.6   ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TEST

(a) Authority to correct. In the event that the initial allocations of the Elective Deferrals made pursuant to Section 4.2 do not satisfy the ADP Test set forth in Section 4.5(a), the Administrator shall implement some or all of the provisions of this Section in order to correct such failure.

(b) Corrective action. The Participant who is the Highly Compensated Employee having the largest dollar amount of Elective Deferrals shall have a portion of such Participant's Elective Deferrals first treated as Catch-Up Contributions and then distributed until the amount of such Participant's remaining Elective Deferrals equals the Elective Deferrals (less Catch-Up Contributions) of the Participant who is the Highly Compensated Employee having the second largest dollar amount of Elective Deferrals (less Catch-Up Contributions). This process shall continue until the total amount of Excess Contributions has been eliminated. In determining the amount of Excess Contributions to be treated as Catch-Up Contributions and/or distributed with respect to an affected Participant who is a Highly Compensated Employee as determined herein, such amount shall be reduced pursuant to Section 4.2(g) by any Excess Deferrals previously distributed to such affected Participant who is a Highly Compensated Employee for such Participant's taxable year ending with or within such Plan Year.

(1) Corrective distribution. With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

(i) may be postponed but not later than the last day of the twelve-month period following the Plan Year to which they are allocable;

(ii) shall be made first from unmatched Pre-Tax Elective Deferrals and, thereafter, from unmatched Roth Elective Deferrals (unless the Participant elects to reverse that order), and, thereafter, proportionately from Pre-Tax Elective Deferrals which are matched and the related Matching Contributions that are used in the ADP Test pursuant to Section 4.5, and, thereafter; from any Roth Elective Deferrals which are matched and the related Matching Contributions that are used in the ADP Test pursuant to Section 4.5 (unless the Participant elects to reverse that order);

(iii) shall be adjusted for Income; and

(iv) shall be designated by the Employer as a distribution of Excess Contributions (and Income).

Matching contributions which relate to Excess Contributions that are distributed pursuant to this subsection shall be treated as a Forfeiture to the extent required pursuant to Code Section 401(a)(4) and the Regulations thereunder, unless the related Matching Contribution is distributed as an Excess Contribution or as an Excess Aggregate Contribution.

(2) Income and principal. Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and Income.

(3) Related Matching Contributions. Matching Contributions which relate to Excess Contributions shall be forfeited unless the related Matching Contribution is distributed as an Excess Aggregate Contribution pursuant to Section 4.8.

(c) Corrective contributions. Notwithstanding the above, if the current year testing method is used, within twelve (12) months after the end of the Plan Year, the Employer may make a Qualified Nonelective Contribution or Qualified Matching Contribution in accordance with one of the following provisions which contribution shall be allocated either to the Qualified Nonelective Contribution Account or Qualified Matching Contribution Account of each Participant who is a Nonhighly Compensated Employee eligible to share in the allocation in accordance with such provision. If the prior year testing method is used, then a Qualified Nonelective Contribution may not be made to correct a failed ADP test. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:

(1) A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in the same proportion that each Nonhighly Compensated Employee's 414(s) Compensation for the year bears to the total 414(s) Compensation of all Nonhighly Compensated Employees for such year.

(2) A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in the same proportion that each Nonhighly Compensated Employee's 414(s) Compensation for the year bears to the total 414(s) Compensation of all Nonhighly Compensated Employees for such year. However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.

(3) A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in equal amounts (per capita).

(4) A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in equal amounts (per capita). However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.

(5) A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to the Qualified Nonelective Contribution Account of the Nonhighly Compensated Employee having the lowest 414(s) Compensation, until one of the tests set forth in Section 4.5(a) is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 4.9 or the maximum that may be taken into account in the ADP Test pursuant to Section 4.5(i) (Targeted Qualified Nonelective Contributions). This process shall continue until one of the tests set forth in Section 4.5(a) is satisfied.

(6) A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to the Qualified Nonelective Contribution Account of the Nonhighly Compensated Employee having the lowest 414(s) Compensation, until one of the tests set forth in Section 4.5(a) is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 4.9 or the maximum that may be taken into account in the ADP Test pursuant to Section 4.5(i) (Targeted Qualified Nonelective Contributions). This process shall continue until one of the tests set forth in Section 4.5(a) is satisfied. However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.

(7) A Qualified Matching Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to the Qualified Matching Contribution Account of each Nonhighly Compensated Employee in the same proportion that each Nonhighly Compensated Employee's Elective Deferrals for the year bears to the total Elective Deferrals of all Nonhighly Compensated Employees.

(8) A Qualified Matching Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to the Qualified Matching Contribution Account of each Nonhighly Compensated Employee in the same proportion that each Nonhighly Compensated Employee's Elective Deferrals for the year bears to the total Elective Deferrals of all

Nonhighly Compensated Employees. However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.

(9) A Qualified Matching Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to the Qualified Matching Contribution Account of the Nonhighly Compensated Employee having the lowest Elective Deferrals until one of the tests set forth in Section 4.5(a) is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 4.9, subject to the restriction on Qualified Matching Contributions imposed by the provisions of Section 4.7(h). This process shall continue until one of the tests set forth in Section 4.5(a) is satisfied.

(10) A Qualified Matching Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to the Qualified Matching Contribution Account of the Nonhighly Compensated Employee having the lowest Elective Deferrals until one of the tests set forth in Section 4.5(a) is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 4.9, subject to the restriction on Qualified Matching Contributions imposed by the provisions of Section 4.7(h). This process shall continue until one of the tests set forth in Section 4.5(a) is satisfied). However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.

Notwithstanding the above, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Nonelective Contributions for the first testing year for which the change is effective, any special Qualified Nonelective Contribution on behalf of Nonhighly Compensated Participants used to satisfy the ADP Test or the ACP Test under the current year testing method for the prior year testing year shall be disregarded.

(d) Administrator may prevent projected failure. If during a Plan Year, it is projected that the aggregate amount of Elective Deferrals to be allocated to all Highly Compensated Participants under this Plan would cause the Plan to fail the tests set forth in Section 4.5(a), then the Administrator may automatically reduce the deferral amount of affected Highly Compensated Participants, beginning with the Highly Compensated Participant who has the highest ADR until it is anticipated the Plan will pass the tests or until such Participant's ADR equals the ADR of the Highly Compensated Participant having the next highest ADR. This process may continue until it is anticipated that the Plan will satisfy one of the tests set forth in Section 4.5(a). Alternatively, the Employer may specify a maximum percentage of Compensation that may be deferred.

(e) Excise tax after 2 ½ months. Any Excess Contributions (and Income) which are distributed on or after 2 ½ months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979.

4.7   ACTUAL CONTRIBUTION PERCENTAGE TEST

(a) ACP Test. The ACP for Highly Compensated Employees who are Participants for each Plan Year and the ACP for Nonhighly Compensated Employees who are Participants for each Plan Year (or for the preceding Plan Year if the prior year testing method is used) shall satisfy one of the following tests:

(1) The ACP for the group of Highly Compensated Employees who are Participants shall not exceed the ACP for the group of Nonhighly Compensated Employees who are Participants (for the preceding Plan Year if the prior year testing method is used to calculate the ACP for the group of Nonhighly Compensated Employees who are Participants) multiplied by 1.25; or

(2) The ACP for the group of Highly Compensated Employees who are Participants shall not exceed the ACP for the group of Nonhighly Compensated Employees who are Participants (for the preceding Plan Year, if the prior year testing method is used to calculate the ACP for the group of Nonhighly Compensated Employees who are Participants) by more than two percentage points. Furthermore, the ACP for the group of Highly Compensated Employees who are Participants shall not exceed the ACP for the group of Nonhighly Compensated Employees who are Participants (for the preceding Plan Year, if the prior year testing method is used to calculate the ACP for the group of Nonhighly Compensated Employees who are Participants) multiplied by 2.

(b) Prior-year test upon amendment. Notwithstanding the above, if the prior year test method is used to calculate the ACP for the group of Nonhighly Compensated Employees who are Participants for the first Plan Year of this amendment and restatement, then the ACP for the group of Nonhighly Compensated Employees who are Participants for the preceding Plan Year shall be calculated pursuant to the provisions of the Plan then in effect.

(c) Aggregation with other plans. In the event that this Plan satisfies the requirements of Code Sections 401(a)(4), 401(m), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan (other than the average benefits test under Code Section 410(b)(2)(A)(ii)), then this Section shall be applied by determining the ACP of Employees as if all such plans were a single plan. If more than ten percent (10%) of the Employer's Nonhighly Compensated Employees are involved in a plan coverage change as defined in Regulation Section 1.401(m)-2(c)(4), then any adjustments to the Nonhighly Compensated Employees ACP for the prior year will be made in accordance with such Regulations, unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same ACP testing method.

(d) ACP of Highly Compensated Employee in multiple plans. For the purposes of this Section, if a Highly Compensated Employee is a Participant under two (2) or more plans which are maintained by the Employer or an Affiliated Employer to which Matching Contributions, nondeductible Employee contributions, or both, are made, then all such contributions on behalf of such Highly Compensated Employee shall be aggregated for purposes of determining such Highly Compensated Employee's ACR. If the plans have different plan years, then all such contributions made during the Plan Year under all such arrangements shall be aggregated. However, for Plan Years beginning before 2006 this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Regulations under Code Section 401(m).

(e) For purposes of the foregoing, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) allocated to the Participant’s account for the Plan Year. Notwithstanding the above, if the prior-year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for the purposes of the foregoing, a Non-Highly Compensated Participant shall include any such Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) allocated to the Participant’s account for the preceding Plan Year pursuant to the provisions of the Plan then in effect.

(f) Testing method. For the purpose of this Section, when calculating the ACP for the group of Nonhighly Compensated Employees who are Participants, the prior year testing method shall be used.

(g) Otherwise excludable Employee and early participation rules. Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.8 may be applied separately (or will be applied separately to the extent required by Regulations) to each plan within the meaning of Regulation Section 1.401(m)-1(b)(4). For purposes of applying this provision, the Administrator may use any effective date of participation that is permitted under Code Section 410(b) provided such date is applied on a consistent and uniform basis to all Participants. Alternatively, the provisions of Code Section 401(m)(5)(C) may be used to exclude from consideration all Nonhighly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(1)(A).

(h) Targeted Matching Contributions. Notwithstanding the preceding, for Plan Years beginning in and after 2006, a Matching Contribution (and a Qualified Matching Contribution not used in the ADP Test) with respect to an Elective Deferral for a year is not taken into account in determining the ACP for Nonhighly Compensated Employees to the extent it exceeds the greatest of:

(1) five percent (5%) of the Participant's 414(s) Compensation for the year;

(2) the Employee's Elective Deferrals for the year; and

(3) the product of two (2) times the Plan's "representative matching rate" and the Participant's Elective Deferrals for the year.

For purposes of this subsection, the Plan's "representative matching rate" is the lowest "matching rate" for any eligible Nonhighly Compensated Employee among a group of Nonhighly Compensated Employees that consists of half of all eligible Nonhighly Compensated Employees in the Plan for the Plan Year who make Elective Deferrals for the Plan Year (or, if greater, the lowest "matching rate" for all eligible Nonhighly Compensated Employees in the Plan who are employed by the Employer on the last day of the Plan Year and who make Elective Deferrals for the Plan Year).

For purposes of this subsection, the "matching rate" for an Employee generally is the Matching Contributions (and Qualified Matching Contributions not used in the ADP Test) made for such Employee divided by the Employee's Elective Deferrals for the year. If the matching rate is not the same for all levels of Elective Deferrals for an Employee, then the Employee's "matching rate" is determined assuming that an Employee's Elective Deferrals are equal to six percent (6%) of 414(s) Compensation.

(i) Targeted Qualified Nonelective Contributions. Notwithstanding the preceding, for Plan Years beginning in and after 2006, Qualified Nonelective Contributions cannot be taken into account in determining the ACR for a Plan Year for a Nonhighly Compensated Employee to the extent such contributions exceed the product of that Nonhighly Compensated Employee's 414(s) Compensation and the greater of five percent (5%) or two times the Plan's "representative contribution rate." Any Qualified Nonelective Contribution taken into account in the ADP test under Regulation Section 1.401(k)-2(a)(6) (including determination of the representative contribution rate for purposes of Regulation Section 1.401(k)-2(a)(6)(iv)(B)), is not permitted to be taken into account for purposes of this paragraph (including the determination of the representative contribution rate under this Section). For purposes of this subsection:

(1) The Plan's "representative contribution rate" is the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee among a group of eligible Nonhighly Compensated Employees that consists of half of all eligible Nonhighly Compensated Employees for the Plan Year (or, if greater, the lowest "applicable contribution rate" of any eligible Nonhighly Compensated Employee in the group of all eligible Nonhighly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(2) The "applicable contribution rate" for an eligible Nonhighly Compensated Employee is the sum of the Matching Contributions taken into account under this Section for the eligible Nonhighly Compensated Employee for the Plan Year and the Qualified Nonelective Contributions taken into account under this Section made for the eligible Nonhighly Compensated Employee for the Plan Year, divided by the eligible Nonhighly Compensated Employee's 414(s) Compensation for the same period.

Restrictions of Qualified Nonelective Contributions and Qualified Matching Contributions. Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account to determine the ACP to the extent such contributions are taken into account for purposes of satisfying any other ACP Test, any ADP Test, or the requirements of Regulation Sections 1.401(k)-3, 1.401(m)-3 or 1.401(k)-4. Thus, for example, Qualified Nonelective Contributions that are made pursuant to Regulation Section 1.401(k)-3(b) cannot be taken into account under the ACP Test. Similarly, if a plan switches from the current year testing method to the prior year testing method pursuant to Regulation Section 1.401(m)-2(c)(1), then Qualified Nonelective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

(j) ACP when no Nonhighly Compensated Employees. If, for the applicable year for determining the ACP of the Nonhighly Compensated Employees for a Plan Year, there are no eligible Nonhighly Compensated Employees, then the Plan is deemed to satisfy the ACP Test for the Plan Year.

(k) Repeal of multiple use test. The multiple use test described in Code Section 401(m) in effect prior to the enactment of the Economic Growth and Tax Relief Reconciliation Act of 2001 shall not apply for Plan Years beginning after December 31, 2001.

4.8    ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TEST

(a) Authority to correct. In the event that the ACP Test set forth in Section 4.7(a) is not satisfied, the Administrator shall implement some or all of the provisions of this Section in order to correct such failure.

(b) Corrective distribution or Forfeiture. On or before the close of the following Plan Year, the Participant who is the Highly Compensated Employee having the largest dollar amount of Contribution Percentage Amounts shall have a portion of such Contribution Percentage Amounts (and Income allocable to such amounts) distributed or, if non-Vested, treated as a Forfeiture (including Income allocable to such Forfeitures) until the total amount of Excess Aggregate Contributions has been distributed, or until the amount of the Participant's Contribution Percentage Amounts equals the Contribution Percentage Amounts of the Participant who is a Highly Compensated Employee having the next largest amount of Contribution Percentage Amounts. This process shall continue until the total amount of Excess Aggregate Contributions has been distributed or forfeited. Any distribution and/or Forfeiture of Contribution Percentage Amounts shall be made in the following order:

(1) Matching Contributions distributed and/or forfeited pursuant to Section 4.6(b);

(2) Any remaining Matching Contributions.

If the distribution of Excess Aggregate Contributions attributable to Matching Contributions is not in proportion to the Vested and non-Vested portion of such Matching Contributions, then the Vested portion of the Participant's Matching Contribution Account after the distribution shall be subject to Sections 6.5(e) and 6.7(g), as applicable.

(c) Source of corrective distribution or Forfeiture. Any distribution and/or Forfeiture of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution and/or Forfeiture of Excess Aggregate Contributions (and Income). Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 4.4.

(d) Treatment of Excess Aggregate Contributions. Excess Aggregate Contributions, including Matching Contributions that are treated as Forfeitures, shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

(e) Ordering of tests. The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as After-Tax Voluntary Contributions due to recharacterization for the Plan Year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year.

(f) Administrator may prevent projected failure. If during a Plan Year the projected aggregate Contribution Percentage Amounts to be allocated to all Participants who are Highly Compensated Employees under this Plan would, by virtue of the ACP Test of Section 4.7(a), cause the Plan to fail the ACP Test, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.8(b) the projected share each affected Participant who is a Highly Compensated Employee of such contributions by an amount necessary to satisfy the ACP Test of Section 4.7(a).

(g) Corrective contributions. Notwithstanding the above, if the current year testing method is used, within twelve (12) months after the end of the Plan Year, the Employer may make a Qualified Nonelective Contribution or Matching Contribution in accordance with one of the following provisions, which contribution shall be allocated to the Qualified Nonelective Contribution Account, Qualified Matching Contribution Account, or Matching Account, as applicable, of each Participant who is a Nonhighly Compensated Employee eligible to share in the allocation in accordance with such provision. If the prior year testing method is used, then a Qualified Nonelective Contribution may not be made to correct a failed ACP test. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:

(1) A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 4.7(a). Such contribution shall be allocated in the same proportion that each Nonhighly Compensated Employee's 414(s) Compensation for the year bears to the total 414(s) Compensation of all Nonhighly Compensated Employees for such year.

(2) A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.7(a). Such contribution shall be allocated in the same proportion that each Nonhighly Compensated Employee's 414(s) Compensation for the year bears to the total 414(s) Compensation of all Nonhighly Compensated Employees for such year. However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.

(3) A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.7(a). Such contribution shall be allocated in equal amounts (per capita).

(4) A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.7(a). Such contribution shall be allocated in equal amounts (per capita). However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.

(5) A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.7(a). Such contribution shall be allocated to the Qualified Nonelective Contribution Account of the Nonhighly Compensated Employee having the lowest 414(s) Compensation, until one of the tests set forth in Section 4.7(a) is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 4.9, or the maximum that may be taken into account in the ACP Test pursuant to Section 4.7(i) (Targeted Qualified Nonelective Contributions). This process shall continue until one of the tests set forth in Section 4.7(a) is satisfied.

(6) A Qualified Nonelective Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.7(a). Such contribution shall be allocated to the Qualified Nonelective Contribution Account of the Nonhighly Compensated Employee having the lowest 414(s) Compensation, until one of the tests set forth in Section 4.7(a) is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 4.9, or the maximum that may be taken into account in the ACP Test pursuant to Section 4.7(i) (Targeted Qualified Nonelective Contributions). This process shall continue until one of the tests set forth in Section 4.7(a) is satisfied. However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.

(7) A Matching Contribution or Qualified Matching Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.7(a). Such contribution shall be allocated to the Qualified Matching Contribution Account of each Nonhighly Compensated Employee in the same proportion that each Nonhighly Compensated Employee's Elective Deferrals for the year bears to the total Elective Deferrals of all Nonhighly Compensated Employees.

(8) A Matching Contribution or Qualified Matching Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.7(a). Such contribution shall be allocated to the Qualified Matching Contribution Account of each Nonhighly Compensated Employee in the same proportion that each Nonhighly Compensated Employee's Elective Deferrals for the year bears to the total Elective Deferrals of all Nonhighly Compensated Employees. However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.

(9) A Matching Contribution or Qualified Matching Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.7(a). Such contribution shall be allocated to the Qualified Matching Contribution Account of the Nonhighly Compensated Employee having the lowest Elective Deferrals until one of the tests set forth in Section 4.7(a) is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 4.9, subject to the restriction on Targeted Matching Contributions imposed by the provisions of Section 4.7(h). This process shall continue until one of the tests set forth in Section 4.7(a) is satisfied.

(10) A Matching Contribution or Qualified Matching Contribution may be made on behalf of Nonhighly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.7(a). Such contribution shall be allocated to the Qualified Matching Contribution Account of the Nonhighly Compensated Employee having the lowest Elective Deferrals until one of the tests set forth in Section 4.7(a) is satisfied, or until such Nonhighly Compensated Employee has received the maximum permissible amount pursuant to Section 4.9, subject to the restriction on Targeted Matching Contributions imposed by the provisions of Section 4.7(h). This process shall continue until one of the tests set forth in Section 4.7(a) is satisfied. However, for purposes of this contribution, Nonhighly Compensated Employees who are not employed at the end of the Plan Year shall not be eligible to share in the allocation and shall be disregarded.

(h) Excise tax. Any Excess Aggregate Contributions (and Income) which are distributed on or after 2 1/2 months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979.

4.9   MAXIMUM ANNUAL ADDITIONS

(a) Maximum permissible amount. Notwithstanding the foregoing, the maximum Annual Additions credited to a Participant's Accounts for any Limitation Year shall equal the lesser of:

(1) $40,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or

(2) one-hundred percent (100%) of the Participant's 415 Compensation for such Limitation Year.

The percentage limitation in paragraph (2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an annual addition, or (2) any amount otherwise treated as an annual addition under Code Section 415(l)(1).

For any short Limitation Year, the dollar limitation in paragraph (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short Limitation Year and the denominator of which is twelve (12).

(b) Reasonable estimate permissible. Prior to determining the Participant's actual 415 Compensation for the Limitation Year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's 415 Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant's actual 415 Compensation for the Limitation Year.

(c) Excess Annual Additions defined. For purposes of this Article, the term "Excess Annual Additions" for any Participant for a Limitation Year means a Participant's Annual Additions under this Plan and such other plans of the Employer or Affiliated Employer that are in excess of the maximum permissible amount of Section 4.9 for a Limitation Year. The Excess Annual Additions will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, and then by Annual Additions to a plan subject to Code Section 412, regardless of the actual allocation date.

(d) Annual Additions can cease when maximum permissible amount reached. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Accounts would cause the Annual Additions for the Limitation Year to exceed the maximum permissible amount, then the amount that would otherwise be contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the maximum permissible amount, and any such amounts which would have been allocated to such Participant may be allocated to other Participants.

(e) Aggregation and Disaggregation of Plans. For purposes of applying the limitations of Code Section 415, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a "predecessor employer") under which the Participant receives Annual Additions are treated as one defined contribution plan. For purposes of aggregating plans for Code Section 415, a "formerly affiliated plan" of an employer is taken into account for purposes of applying the Code Section 415 limitations to the Employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the "cessation of affiliation." For purposes of this paragraph, a "formerly affiliated plan" of the Employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the Employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the Employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, a "cessation of affiliation" means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not be actually maintained by any of the entities that constitute the Employer under the employer affiliation rules of Regulation Section 1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group). Two or more defined contribution plans that are not required to be aggregated pursuant to Code Section 415(f) and the Regulations thereunder as of the first day of a Limitation Year do not fail to satisfy the requirements of Code Section 415 with respect to a Participant for the Limitation Year merely because they are aggregated later in that Limitation Year, provided that no Annual Additions are credited to the Participant's Account after the date on which the plans are required to be aggregated.

(f) All Employees of Related Employers treated as employed by one Employer. For purposes of this Section, the "Employer" means the Employer that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Employer (within the meaning of Code Sections 414(b), (c), (m) or (o)), except that for purposes of this Section, the determination shall be made by applying Code Section 415(h), and shall take into account tax-exempt organizations under Regulation Section 1.414(c)-5, as modified by Regulation Section 1.415(a)-1(f)(1). For purposes of this Section, a former Employer is a "predecessor employer" with respect to a participant in a plan maintained by an Employer if the Employer maintains a plan under which the participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in Regulation Section 1.415(f)-1(b)(2) apply as if the Employer and predecessor employer constituted a single employer under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as a transfer of benefits or plan sponsorship. With respect to an Employer of a Participant, a former entity that antedates the Employer is a "predecessor employer" with respect to the Participant if, under the facts and circumstances, the employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(g) 413(c) Plan. If this is a plan described in Code Section 413(c) (other than a plan described in Code Section 414(f)), then all of the benefits or contributions attributable to a Participant from all of the Employers maintaining this Plan shall be taken into account in applying the limits of this Section with respect to such Participant. Furthermore, in applying the limitations of this Section with respect to such a Participant, the total 415 Compensation received by the Participant from all of the Employers maintaining the Plan shall be taken into account.

(h) (1) DC Plans with same/different Anniversary Dates. If a Participant participates in more than one defined contribution plan maintained by the Employer that have different Anniversary Dates, then the maximum permissible amount under this Plan shall equal the maximum permissible amount for the Limitation Year minus any Annual Additions previously credited to such Participant's Accounts during the Limitation Year.

(2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, then Annual Additions will be credited to the Participant's Accounts under the defined contribution plan subject to Code Section 412 prior to crediting Annual Additions to the Participant's Accounts under the defined contribution plan not subject to Code Section 412.

(3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, then the maximum permissible amount under this Plan shall equal the product of (A) the maximum permissible amount for the Limitation Year minus any Annual Additions previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the

Annual Additions which would be credited to such Participant's Accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such Annual Additions for all plans described in this subparagraph.

4.10   ADJUSTMENT FOR EXCESS ANNUAL ADDITIONS

(a) Disposal of Excess Annual Additions. Allocation of Annual Additions to a Participant's Account for a Limitation Year generally will cease in accordance with Section 4.9(d) once the maximum permissible amount of Section 4.9 has been reached for such Limitation Year. However, if, as a result of a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of Elective Deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant with respect to the maximum permissible amount of Section 4.9 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the Annual Additions under this Plan would cause Excess Annual Additions for any Participant, then the Excess Annual Additions will be disposed of in one of the following ways, as uniformly determined by the Administrator for all Participants similarly situated.

(1) Any Elective Deferrals (and any gain attributable to such Elective Deferrals), to the extent they would reduce the Excess Annual Additions, will be distributed to the Participant;

(2) Any unmatched Pre-Tax Elective Deferrals and, thereafter, unmatched Roth Elective Deferrals (unless the Participant elects to reverse that order), and, thereafter, proportionately from Pre-Tax Elective Deferrals which are matched and Matching Contributions which relate to such Elective Deferrals, and, thereafter, Roth Elective Deferrals which are matched and Matching Contributions which relate to such Elective Deferrals (unless the Participant elects to reverse that order), will be reduced to the extent they would reduce the Excess Annual Additions. The Elective Deferrals (and any gains attributable to such Elective Deferrals) shall be distributed to the Participant and the Matching Contributions (and any gains attributable to such Matching Contributions) will be used to reduce the Employer contribution in the next Limitation Year;

(3) If, after the application of subparagraph (1) above, Excess Annual Additions still exist, and the Participant is covered by the Plan at the end of the Limitation Year, then the Excess Annual Additions will be used to reduce the Employer contribution for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

(4) If, after the application of subparagraphs (1) and (2) above, Excess Annual Additions still exist, and the Participant is not covered by the Plan at the end of the Limitation Year, then the Excess Annual Additions will be held unallocated in a "Section 415 suspense account." The "Section 415 suspense account" will be applied to reduce future Employer contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

(5) If a "Section 415 suspense account" is in existence at any time during the Limitation Year pursuant to this Section, then the "Section 415 suspense account" will not participate in the allocation of investment gains and losses of the Trust Fund. If a "Section 415 suspense account" is in existence at any time during a particular Limitation Year, then all amounts in the "Section 415 suspense account" must be allocated and reallocated to Participants' Accounts before any Employer contributions or any Employee contributions may be made to the Plan for that Limitation Year. Except as provided in (1) above, Excess Annual Additions may not be distributed to Participants.

(b) Section 415 suspense account defined. For purposes of this Section, the term "Section 415 suspense account" means an unallocated account equal to the sum of Excess Annual Additions for all Participants in the Plan during the Limitation Year.

Notwithstanding any provision of this Section to the contrary, if the Annual Additions (within the meaning of Code Section 415) are exceeded for any Participant, then the Plan may only correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2006-27 or any superseding guidance, including, but not limited to, the preamble of the final Code Section 415 regulations.

4.11  PLAN-TO-PLAN TRANSFERS (OTHER THAN ROLLOVERS) FROM QUALIFIED PLANS

(a) Transfers into this Plan. With the consent of the Administrator (such consent must be exercised in a nondiscriminatory manner and applied uniformly to all Participants), amounts (including, for Acquired Employees only, loans) may be transferred (within the meaning of Code Section 414(l)) to this Plan from other tax qualified plans under Code Section 401(a), provided that the plan from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. Prior to accepting any transfers to which this Section applies, the Administrator may require satisfactory evidence that the amounts to be transferred meet the requirements of this Section. The transferred amounts shall be allocated to the Transfer Account of the Participant.

At the time of the transfer, the nonforfeitable percentage of the funds under the transferor plan shall apply, but thereafter shall increase (if applicable) for each Year of Service that the Participant completes after such transfer in accordance with the Vesting provisions of this Plan applicable to the type of Account represented by the transferred funds (e.g., transferred nonelective funds will be subject to the vesting schedule applicable to Nonelective Contributions under this Plan). If the vesting schedule applicable to a Transferred Account changes as a result of this paragraph, such change will be treated as an amendment to the vesting schedule for each affected Participant.

(b) Accounting of transfers. The Transfer Account of a Participant shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraph (d) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

(c) Restrictions on elective deferrals. Except as permitted by Regulations (including Regulation Section 1.411(d)-4), amounts attributable to elective deferrals (as defined in Regulation Section 1.401(k)-6), including amounts treated as elective deferrals, which are transferred from another qualified plan in a plan-to-plan transfer (other than a direct rollover) shall be subject to the distribution limitations provided for in Code Section 401(k)(2) and the Regulations.

(d) Distribution of Transfer Account. At Normal Retirement Date, or such other date when the Participant or the Participant's Beneficiary shall be entitled to receive benefits, the Transfer Account of a Participant shall be used to provide additional benefits to the Participant or the Participant's Beneficiary. Any distributions of amounts held in the Transfer Account shall be made in a manner which is consistent with and satisfies the provisions of Sections 6.5, 6.6, 6.7, and 6.8, as applicable, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder. Furthermore, the Transfer Account shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits may be made without Participant consent.

(e) Segregation. The Administrator may direct that Employee transfers made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 4.14.

(f) Protected benefits. Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit" as described in Section 7.1(c).

(g) Separate Accounts. With respect to each Participant's Transfer Account, separate sub-accounts shall be maintained to the extent necessary to carry out the provisions of this Plan.

4.12   ROLLOVERS FROM OTHER PLANS

(a) Acceptance of rollovers into the Plan. This section applies to a rollover from an eligible retirement plan into this Plan made on or after January 1, 2002. With the consent of the Administrator (such consent must be exercised in a nondiscriminatory manner and applied uniformly to all Participants), the Plan may accept a rollover (including, for Acquired Employees only, loans) by Participants, excluding Participants who are no longer employed as an Employee and including Eligible Employees, provided the rollover will not jeopardize the tax-exempt status of the Plan or create adverse tax consequences for the Employer. Notwithstanding the foregoing, this Plan will not accept any Roth Elective Deferrals as rollovers in this Plan. The Rollover Account of a Participant shall be 100% Vested at all times and shall not be subject to Forfeiture for any reason.

(b) Treatment of Rollover Account in the Plan. The Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraph (c) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

(c) Distribution of rollovers. The Administrator, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the amount credited to the Participant's Rollover Account at any time. Furthermore, amounts in the Participant's Rollover Account, with respect to distributions made on and after January 1, 2009, shall not be considered as part of a Participant's benefit in determining whether the $5,000 threshold has been exceeded for purposes of the timing or form of payments under the Plan as well as for the Participant consent requirements. Notwithstanding the foregoing, amounts in the Rollover Account, with respect to distributions made on or after March 28, 2005, and prior to January 1, 2009, shall be considered in determining whether a mandatory involuntary cash-out distribution of benefits may be made without Participant consent. Any distributions of amounts that are held in the Rollover Account shall be made in a manner.

which is consistent with and satisfies the provisions of Sections 6.5 and 6.6, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder.

(d) Limits on accepting rollovers. Prior to accepting any rollovers to which this Section applies, the Administrator may require the Employee to provide evidence that the amounts to be rolled over to this Plan meet the requirements of this Section. The Employer may instruct the Administrator, operationally and on a nondiscriminatory basis, to limit the source of rollovers that may be accepted by the Plan.

(e) Rollovers maintained in a separate account. The Administrator may direct that rollovers received after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 4.14.

(f) Definitions. For purposes of this Section, the following definitions shall apply:

(1) The term "rollover" means: (i) amounts transferred to this Plan directly from another "eligible retirement plan;" (ii) distributions received by an Employee from other "eligible retirement plans" which are eligible for tax-free rollover to an "eligible retirement plan" and which are transferred by the Employee to this Plan within sixty (60) days following receipt thereof; and (iii) any other amounts which are eligible to be rolled over to this Plan pursuant to the Code.

(2) The term "eligible retirement plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), a qualified trust (an employees' trust described in Code Section 401(a) which is exempt from tax under Code Section 501(a)), an annuity plan described in Code Section 403(a), an eligible deferred compensation plan described in Code Section 457(b) which is maintained by an eligible employer described in Code Section 457(e)(1)(A), and an annuity contract described in Code Section 403(b).

4.13  AFTER-TAX VOLUNTARY CONTRIBUTIONS

(a) After-Tax Voluntary Contributions previously allowed. Any After-Tax Voluntary Contributions shall be maintained in each Participant's Voluntary Contribution Account.

(b) 100% Vesting. The balance in each Participant's After-Tax Voluntary Contribution Account shall be 100% Vested at all times and shall not be subject to Forfeiture for any reason.

(c) Distribution at any time. A Participant may elect to receive a distribution at any time of After-Tax Voluntary Contributions from such Participant's After-Tax Voluntary Contribution Account and the actual earnings thereon in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder. If the Administrator maintains sub-accounts with respect to After-Tax Voluntary Contributions (and earnings thereon) that were made on or before a specified date, then a Participant shall be permitted to designate which sub-account shall be the source for withdrawal. Forfeitures of any Employer contributions shall not occur solely as a result of an Employee's withdrawal of After-Tax Voluntary Contributions.

(d) After-Tax Voluntary Contribution Account used for additional benefits. At Normal Retirement Date, or such other date when the Participant or the Participant's Beneficiary is entitled to receive benefits, the Participant's After-Tax Voluntary Contribution Account shall be used to provide additional benefits to the Participant or the Participant's Beneficiary.

4.14  PARTICIPANT DIRECTED INVESTMENTS

(a) Directed Investments allowed. Participants may, subject to procedures established by the Administrator (the “Participant Direction Procedures”) and applied in a uniform and nondiscriminatory manner, direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest their entire Accounts in specific assets, specific funds, or other investments permitted under the Plan, and, if established by the Administrator, the Participant Direction Procedures. That portion of the interest of any Participant so directing will thereupon be considered a Participant's Directed Account.

(b) Establishment of Participant Direction Procedures. The Administrator may establish Participant Direction Procedures, to be applied in a uniform and nondiscriminatory manner, regarding the permissible investment options under this Section, how often changes between investments may be made, and any other limitations and provisions that the Administrator may impose on a Participant's right to direct investments. Such Participant Direction Procedures shall apply, to the extent provided for therein, to any default investment alternative. The Administrator may, in its discretion, change the Participant Direction Procedures as it deems necessary or appropriate to ensure proper administration of the Plan and may interpret the same accordingly.

(c) Allocation of earnings. As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses, and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate as follows:

(1) to the extent that the assets in a Participant's Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains, and losses of each Participant's Directed Account shall be based upon the total amount of funds so invested in a manner proportionate to the Participant's share of such pooled investment; and

(2) to the extent that the assets in the Participant's Directed Account are accounted for as segregated assets, the allocation of earnings, gains, and losses from such assets shall be made on a separate and distinct basis.

(d) Plan will follow investment directions. Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant. No guarantee is made by the Plan, Employer, Administrator or Trustee that investment directions will be processed on a daily basis, and no guarantee is made in any respect regarding the processing time of an investment direction. Notwithstanding any other provision of the Plan, the Employer, Administrator or Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, Administrator or Trustee. Furthermore, the processing of any investment transaction may be delayed for any legitimate business reason or force majeure (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan and considered the applicable Valuation Date for an investment transaction.

(e) Section 404(c) provisions. The Participant Direction Procedures, if established by the Administrator, may determine the circumstances under which Participants and their Beneficiaries may give investment instructions, including, but not limited to, the following to the extent required under the Department of Labor regulations or guidance:

(1) the conveyance of instructions by the Participants and their Beneficiaries to invest Participant Directed Accounts in Directed Investment Options;

(2) the name, address and phone number of the Fiduciary (and, if applicable, the person or persons designated by the Fiduciary to act on its behalf) responsible for providing information to the Participant or a Beneficiary upon request relating to the Directed Investment Options;

(3) applicable restrictions on transfers to and from any Designated Investment Alternative;

(4) any restrictions on the exercise of voting, tender and similar rights related to a Directed Investment Option by the Participants or their Beneficiaries;

(5) a description of any transaction fees and expenses which affect the balances in Participant Directed Accounts in connection with the purchase or sale of Directed Investment Options; and

(6) general procedures for the dissemination of investment and other information relating to the Designated Investment Alternatives as deemed necessary or appropriate, including but not limited to a description of the following:

(i) the investment vehicles available under the Plan, including specific information regarding any Designated Investment Alternative;

(ii) any designated Investment Managers; and

(iii) a description of the additional information which may be obtained upon request from the Fiduciary designated to provide such information.

(f) Stock Rights. With respect to assets in a Participant’s Directed Account, the Participant or Beneficiary shall direct the Trustee with regard to any voting, tender, and similar rights associated with the ownership of such assets (hereinafter referred to as the “Stock Rights”) as follows:

(1) Stock Fund.

(i) Voting rights with respect to the Stock Fund will be passed through to Participants. Participants will be allowed to direct the voting rights of the Stock Fund for any matter put to the vote of shareholders. Each Participant shall be entitled to one vote for each share credited to the Participant’s Directed Account. Before each meeting of shareholders, the Employer shall cause to be sent to each person with power to control such voting rights a copy of any notice and any other information provided to shareholders and, if applicable, a form for instructing the Trustee how to vote at such meeting (or any adjournment thereof) the number of full and fractional shares subject to such person’s voting control. The Trustee may establish a deadline in advance of the meeting by which such forms must be received in order to be effective. If some or all of the Participants have not directed or have not timely directed the Trustee on how to vote, then the Trustee shall vote such shares in the Stock Fund in the same proportion as those shares of the Stock Fund for which the Trustee has received proper direction for such matter.

(ii) Tender rights or exchange offers for the Stock Fund will be passed through to Participants. As soon as practicable after the commencement of a tender or exchange offer for shares in the Stock Fund, the Employer shall cause each person with power to control the response to such tender or exchange offer to be advised in writing the terms of the offer and, if applicable, to be provided with a form for instructing the Trustee, or for revoking such instruction, to tender or exchange shares of the Stock Fund, to the extent permitted under the terms of such offer. In advising such persons of the terms of the offer, the Employer may include statements from the board of directors setting forth its position with respect to the offer. If some or all of the Participants have not directed or have not timely directed the Trustee on how to tender, then the Trustee shall tender such stock in the Stock Fund in the same proportion as those shares of the Stock Fund for which the Trustee has received proper direction for such matter. If the tender or exchange offer is limited so that all of the shares that the Trustee has been directed to tender or exchange cannot be sold or exchanged, the shares that each Participant directed to be tendered or exchanged shall be deemed to have been sold or exchanged in the same ratio that the number of shares actually sold or exchanged bears to the total number of shares that the Trustee was directed to tender or exchange.

(2) Other Stock Rights. Each Participant or Beneficiary shall direct the Trustee to vote or otherwise exercise such Stock Rights in accordance with the provisions, conditions, and terms of any such Stock Rights. Such directions shall be provided to the Trustee by the Participant or Beneficiary in accordance with the procedure as established by the Administrator and the Trustee shall vote or otherwise exercise such Stock Rights with respect to which it has received directions to do so under this Section. To the extent a Participant or Beneficiary does not instruct the Trustee to vote or otherwise exercise such Stock Rights, such Participants or Beneficiaries shall be deemed to have directed the Trustee that such Stock Rights remain nonvoted and unexercised.

(g) Other documents. Any information regarding investments available under the Plan, to the extent not required to be described in the Participant Direction Procedures, may be provided to the Participant in one or more written documents (or in any other form including, but not limited to, electronic media) that are separate from the Participant Direction Procedures and are not thereby incorporated by reference into this Plan.

(h) Instructions, guidelines or policies. The Administrator may, in its discretion, include or exclude by amendment or other action from the Participant Direction Procedures such instructions, guidelines or policies as it deems necessary or appropriate to ensure proper administration of the Plan, and may interpret the same accordingly.

(i) Reporting Persons. Reporting Persons who are Participants in the Plan may not direct the Trustee to invest any portion of their accounts in the Stock Fund.

4.15 QUALIFIED MILITARY SERVICE

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service will be provided in accordance with Code Section 414(u). Furthermore, loan repayments may be suspended under this Plan as permitted under Code Section 414(u)(4).

ARTICLE V
VALUATIONS

5.1  VALUATION OF THE TRUST FUND

The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. The Trustee may update the value of any shares held in the Participant Directed Account by reference to the number of shares held by that Participant, priced at the market value as of the Valuation Date.

5.2  METHOD OF VALUATION

In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

ARTICLE VI
DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1  DETERMINATION OF BENEFITS UPON RETIREMENT

Every Participant may terminate employment with the Employer and retire for the purposes hereof on the Participant's Normal Retirement Date. However, a Participant may postpone the termination of employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until such Participant's Late Retirement Date. Upon a Participant's Retirement Date, or as soon thereafter as is practicable, the Administrator shall direct the distribution, at the election of the Participant, of the Participant's entire Vested interest in the Plan (or any portion thereof), in accordance with Sections 6.5 and 6.7, as applicable.

6.2   DETERMINATION OF BENEFITS UPON DEATH

(a) 100% Vesting on death. Upon the death of a Participant before the Participant's Retirement Date or other termination of employment, all amounts credited to such Participant's Account shall become fully Vested.

(b) Distribution upon death. Upon the death of a Participant, the Administrator shall direct, in accordance with the provisions of Sections 6.8 and 6.9, the distribution of any remaining amounts credited to the accounts of the deceased Participant to such Participant's Beneficiary.

(c) Security for loans. Any security interest held by the Plan by reason of an outstanding loan to the Participant shall be taken into account in determining the amount of any distribution under the Plan.

(d) Determination of death benefit by Administrator. The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

(e) Beneficiary designation. Unless otherwise elected in the manner prescribed in Section 6.8, the Participant's surviving spouse shall receive any death benefit payable as a Pre-Retirement Survivor Annuity. The Beneficiary of the portion of the death benefit that is not payable as a Pre-Retirement Survivor Annuity shall be the Participant's surviving spouse. The Participant may designate a Beneficiary other than the spouse to receive the death benefit (including that portion that would otherwise be paid in the form of the Pre-Retirement Survivor Annuity) but only if:

(1) with respect to the death benefit which is not payable as a Pre-Retirement Survivor Annuity, the spouse has waived the right to be the Participant's Beneficiary, or

(2) the Participant and the Participant's spouse have validly waived the portion of the death benefit that is payable in the form of a Pre-Retirement Survivor Annuity in the manner prescribed in Section 6.8, and the spouse has waived the right to be the Participant's Beneficiary, or

(3) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no qualified domestic relations order as defined in Code Section 414(p) which provides otherwise), or

(4) the Participant has no spouse, or

(5) the spouse cannot be located.

In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke a designation of a Beneficiary or change a Beneficiary by filing written notice (or in such other form as permitted by the Internal Revenue Service) of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing (or in such other form as permitted by the Internal Revenue Service) to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right.

(f) Beneficiary if no beneficiary elected by Participant. In the event no valid designation of Beneficiary exists with respect to all or a portion of the death benefit, or if the Beneficiary of such death benefit is not alive at the time of the Participant's death and no contingent Beneficiary has been designated, then such death benefit will be paid in the following order of priority to:

(1) the Participant's surviving spouse; or

(2) the Participant's estate.

          If the Beneficiary does not predecease the Participant, but dies prior to distribution of the death benefit, the death benefit will be paid to the Beneficiary's designated Beneficiary (or there is no designated Beneficiary, to the Beneficiary's estate).

(g) Divorce revokes spousal beneficiary designation. Notwithstanding anything in this Section to the contrary, if a Participant has designated the spouse as a Beneficiary, then a divorce decree or a legal separation that relates to such spouse shall revoke the Participant's designation of the spouse as a Beneficiary unless the decree or a qualified domestic relations order (within the meaning of Code Section 414(p)) provides otherwise or a subsequent beneficiary designation is made.

(h) Spousal consent. Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing (or in such other form as permitted by the Internal Revenue Service), must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

6.3   DISABILITY RETIREMENT BENEFITS

In the event of a Participant's Disability prior to the Participant's Retirement Date or other termination of employment, all amounts credited to such Participant's Account shall become fully Vested. In the event of a Participant's Disability, the Administrator, in accordance with the provisions of Sections 6.5, 6.7, and 6.9, as applicable, shall direct the distribution to such Participant of all Vested amounts credited to such Participant's Account.

6.4   DETERMINATION OF BENEFITS UPON TERMINATION

(a) Payment on termination of employment. If a Participant's employment with the Employer is terminated for any reason other than death, Disability or retirement, then such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 6.4.

Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event that would result in a distributable event had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Disability or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the distribution of the entire Vested portion of the Terminated Participant's Account be payable to such Terminated Participant as soon as administratively feasible after termination of employment. Any distribution under this paragraph that is subject to Sections 6.5 and 6.7, as applicable, shall be made in a manner that is consistent with and satisfies the provisions of such Sections, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder.

If the value of a Terminated Participant's Total Vested Benefit does not exceed $5,000, then the Participant's Vested benefit shall be paid to such Participant in a single lump sum as soon as administratively feasible after termination of employment.

For purposes of this Section 6.4, if the value of a Terminated Participant's Vested benefit is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested benefit.

(b) Vesting schedule. The Vested portion of the Account of any Participant shall be a percentage of the total amount credited to the Participant's Accounts determined on the basis of the Participant's number of Years of Service according to the following schedule(s):

(1) The Elective Deferral Account, the Roth Elective Deferral Account, the Qualified Matching Contribution Account, and the Qualified Nonelective Contribution Account shall be 100% Vested regardless of a Participant's number of Years of Service.

(2) The Vested Portion of the Nonelective Contribution Account and the Vested portion of the Matching Contribution Account shall be determined in accordance with the following vesting schedule:

Vesting Schedule
Years of Service	Percentage
1	20%
2	40%
3	60%
4	80%
5	100%

(3) Notwithstanding the foregoing, the Matching Contribution made pursuant to Exhibit B hereto for certain Participants of McKenzie-Willamette Medical Center Associates, LLC and McKenzie Valley Medical Center, LLC shall be determined in accordance with the following vesting schedule:

Vesting Schedule
Years of Service	Percentage
1	0%
2	20%
3	40%
4	60%
5	100%

(c) Nonelective top-heavy vesting schedule. Notwithstanding the vesting schedules provided for in Section 6.4(b) above, for any Top-Heavy Plan Year, the Vested portion of the Nonelective Contribution Account of any Participant who has an Hour of Service during a Top-Heavy Plan Year shall be a percentage of the amount credited to the Nonelective Contribution Account determined on the basis of the Participant's number of Years of Service according to the following schedule:

Top-Heavy Vesting Schedule
Nonelective Years of Service	Percentage
1	20%
2	40%
3	60%
4	80%
5	100%

(d) No reduction in Vested percentage due to change in vesting schedule. Notwithstanding the vesting schedule above, the Vested percentage of a Participant's Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement.

(e) Time of application of vesting schedule liberalization. In the absence of any provision to the contrary, any direct or indirect increase to a Participant's Vested percentage (at any point on a vesting schedule) will not apply to a Participant unless and until such Participant completes an Hour of Service after the effective date of such amendment.

(f) 100% Vesting on partial or full Plan termination. Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer contributions to the Plan or upon any full or partial termination of the Plan, all amounts then credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

(g) Continuation of old schedule if 3 years of service. The computation of a Participant's nonforfeitable percentage of such Participant's interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that the Plan is amended to change or modify any vesting schedule, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, then each Participant with an Hour of Service after such change and who has at least three (3) Years of Service as of the expiration date of the election period may elect to have such Participant's nonforfeitable percentage computed under the Plan without regard to such amendment or change. If such a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the date the amendment is adopted or deemed to be made and shall end sixty (60) days after the latest of:

(1) the adoption date of the amendment,

(2) the effective date of the amendment, or

(3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

6.5  DISTRIBUTION OF BENEFITS

(a) Except as provided under Section 6.7, the Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or such Participant’s Beneficiary any amount to which the Participant is entitled under the Plan in one or more of the following methods:

(1) One lump-sum payment in cash and/or, with respect to assets held in the Stock Fund only, in whole shares of common stock of Community Health Systems, Inc.;

(2) Partial payments in cash and/or, with respect to assets held in the Stock Fund only, in whole shares of common stock of Community Health Systems, Inc.;

(3) Partial cash payments over a period certain; or

(4) Cash payments over a period certain in monthly, quarterly, semi-annual, or annual installments. The period over which such payment is to be made shall not extend beyond the Participant’s life expectancy (or the life expectancy of the Participant and the Participant’s designated beneficiary).

(b) Any distribution to a Participant who has a benefit that exceeds $5,000 and such benefit is “immediately distributable” shall require such Participant’s written (or in such other form as permitted by the Internal Revenue Service) consent. A benefit is “immediately distributable” if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant’s Normal Retirement Age or age 62.

(c) The following rules will apply to the consent requirements set forth in subsection (b):

(1) The Participant must be informed of the right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions that are required under Section 6.10.

(2) Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than one-hundred and eighty (180) days before the Annuity Starting Date. Notwithstanding the above, the Annuity Starting Date may be a date prior to the date the explanation is provided to the Participant if the distribution does not commence until at least thirty (30) days after such explanation is provided, subject to the permitted waiver of the thirty (30) day period.

(3) Written (or such other form as permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than one-hundred and eighty (180) days before the Annuity Starting Date.

(4) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution. Any such distribution may commence in less than thirty (30) days, subject to the permitted waiver, after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

(d) For purposes of this Section, the life expectancy of a Participant and a Participant’s spouse (other than in the case of a life annuity) shall not be redetermined in accordance with Code Section 401(a)(9)(D). Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

(e) If a distribution is made at a time when a Participant is not fully Vested in any portion of the Participant’s Account and the Participant may increase the Vested percentage in such account:

(1) a separate account shall be established for the Participant’s interest in the Plan as of the time of the distribution; and

(2) at any relevant time, the Participant’s Vested portion of the separate account shall be equal to an amount (“X”) determined by the formula:

X equals P(AB plus (R x D)) - (R x D)

For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

(f) If a mandatory distribution greater than $1,000 is made in accordance with the provisions of the Plan providing for an automatic distribution to a Participant without the Participant's consent, and the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover (in accordance with the direct rollover provisions of the Plan) or to receive the distribution directly, then the Administrator shall direct that the distribution be made in a direct rollover to an Individual Retirement Account described in Code Section 408(a) or an Individual Retirement Annuity described in Code Section 408(b), as designated by the Administrator. The Administrator may operationally implement this provision with respect to distributions that are $1,000 or less.

(g) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits, whether under the Plan or through the purchase of an annuity Contract, shall be made in accordance with the requirements of Section 6.10.

6.6   DISTRIBUTION OF BENEFITS UPON DEATH

(a) Except as provided in Section 6.8, the death benefit payable pursuant to Section 6.2 shall be paid to the Participant’s Beneficiary within a reasonable time after the Participant’s death in one lump-sum payment in cash. Notwithstanding the foregoing, any such distribution may commence less than thirty (30) days after the notice required under Regulation Section 1.411(a)-11(c) is given, provided (i) the Administrator clearly informs the Beneficiary that the Beneficiary has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution and (ii) the Beneficiary, after receiving the notice, affirmatively elects a distribution. If the Administrator has elected to report the value of the Participant’s interest in any segregated investment fund in the form of nonmonetary units, the distribution made pursuant to this Section 6.6 shall be the liquidated cash value of any units allocated to the Participant’s Account that are liquidated in order to make such distribution on the date of the liquidation of such units.

6.7   DISTRIBUTION OF BENEFITS FROM PRE-RETIREMENT SURVIVOR ANNUITY ACCOUNT

(a) The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or such Participant's Beneficiary the portion (if any) of the Participant’s Pre-Retirement Survivor Annuity Account to which the Participant or Beneficiary has become entitled under the Plan in accordance with this Section.

(1) Unless otherwise elected as provided below, a Participant who is married on the Annuity Starting Date and who does not die before the Annuity Starting Date shall receive the value of such Participant's Pre-Retirement Survivor Annuity Account in the form of a joint and survivor annuity. The joint and survivor annuity is an annuity that commences immediately and shall be equal in value to a single life annuity. Such joint and survivor benefits following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate equal to fifty percent (50%) of the rate at which such benefits were payable to the Participant. This joint and survivor annuity shall be considered the designated qualified joint and survivor annuity and automatic form of payment for the purposes of this Plan. However, the Participant may, without spousal consent, elect to receive a smaller annuity benefit with continuation of payments to the spouse at a rate of seventy-five percent (75%) or one-hundred percent (100%) of the rate payable to a Participant during the Participant's lifetime, which alternative joint and survivor annuity shall be equal in value to the automatic joint and fifty percent (50%) survivor annuity. An unmarried Participant shall receive the value of such Participant's benefit in the form of a life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of this Section as if it were an election to waive the joint and survivor annuity by a married Participant, but without the spousal consent requirement. The Participant may elect to have any annuity provided for in this Section distributed upon the attainment of the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

(2) Any election to waive the joint and survivor annuity must be made by the Participant in writing (or in such other form as permitted by the Internal Revenue Service) during the election period and be consented to in writing (or in such other form as permitted by the Internal Revenue Service) by the Participant's spouse. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by such Participant's spouse may be revoked by the Participant in writing (or in such other form as permitted by the Internal Revenue Service) without the consent of the spouse at any time during the election period. A revocation of a prior election shall cause the Participant's benefits to be distributed as a joint and survivor annuity. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

(3) The election period to waive the joint and survivor annuity shall be the one-hundred and eighty (180) day period ending on the Annuity Starting Date.

(4) For purposes of this Section, spouse or surviving spouse means the spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

(5) With regard to the election, the Administrator shall provide to the Participant no less than thirty (30) days and no more than one-hundred and eighty (180) days before the Annuity Starting Date a written (or in such other form as permitted by the Internal Revenue Service) explanation of:

(i) the terms and conditions of the joint and survivor annuity,

(ii) the Participant's right to make, and the effect of, an election to waive the joint and survivor annuity,

(iii) the right of the Participant's spouse to consent to any election to waive the joint and survivor annuity, and

(iv) the right of the Participant to revoke such election, and the effect of such revocation.

(6) Notwithstanding the above, if the Participant elects (with spousal consent, if applicable) to waive the requirement that the explanation be provided at least thirty (30) days before the Annuity Starting Date, the election period shall be extended to the thirtieth (30th) day after the date on which such explanation is provided to the Participant, unless the thirty (30) day period is waived pursuant to the following provisions.

Any distribution provided for in this Section 6.7 may commence less than thirty (30) days after the notice required by Code Section 417(a)(3) is given provided the following requirements are satisfied:

(i) the Administrator clearly informs the Participant that the Participant has a right to a period of thirty (30) days after receiving the notice to consider whether to waive the joint and survivor annuity and to elect (with spousal consent) to a form of distribution other than a joint and survivor annuity;

(ii) the Participant is permitted to revoke an affirmative distribution election at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the seven (7) day period that begins the day after the explanation of the joint and survivor annuity is provided to the Participant;

(iii) the Annuity Starting Date is after the date that the explanation of the joint and survivor annuity is provided to the Participant. However, the Annuity Starting Date may be before the date that any affirmative distribution election is made by the Participant and before the date that the distribution is permitted to commence under (iv) below; and

(iv) distribution in accordance with the affirmative election does not commence before the expiration of the seven (7) day period that begins the day after the explanation of the joint and survivor annuity is provided to the Participant.

(b) In the event a married Participant duly elects pursuant to Section 6.7(a)(1) above not to receive benefits in the form of a joint and survivor annuity, or if such Participant is not married, in the form of a life annuity, the Administrator, pursuant to the election of the Participant, shall direct the distribution of such benefits to a Participant or Beneficiary in one or more of the following methods:

(1) One lump-sum payment in cash.

(2) Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. In order to provide such installment payments, the Administrator may (A) segregate the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchase a nontransferable annuity Contract for a term certain (with no life contingencies) providing for such payment. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and the Participant's designated Beneficiary).

(3) Partial withdrawals, with a minimum of $100.

(4) Purchase of or providing an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and the Participant's designated Beneficiary).

(c) Benefits may not be paid without the Participant's and the Participant's spouse's consent if the present value of the Participant's Joint and Survivor Annuity derived from Employer and Employee contributions exceeds $5,000 and the benefit is "immediately distributable." However, spousal consent is not required if the distribution will be made in the form of a Qualified Joint and Survivor Annuity and the benefit is "immediately distributable." A benefit is "immediately distributable" if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant's Normal Retirement Age or age 62.

If the value of the Participant's Total Vested Benefit does not exceed $5,000, then distribution may only be paid as a lump-sum payment. This distribution will be made regardless of the Participant's and the Participant's spouse's written consent. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the Participant and the Participant's spouse consent in writing (or in such form as permitted by the Internal Revenue Service) to such distribution.

(d) The following rules will apply to the consent requirements set forth in this Section:

(1) No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code Section 417 with respect to the Participant's Pre-Retirement Survivor Annuity Account.

(2) The Participant must be informed of the right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 6.10.

(3) Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than one-hundred and eighty (180) days before the Annuity Starting Date. Notwithstanding the above, the Annuity Starting Date may be a date prior to the date the explanation is provided to the Participant if the distribution does not commence until at least thirty (30) days after such explanation is provided, subject to the waiver of the thirty (30) day period as provided for in Section 6.7(a)(6).

(4) Written consent (or such other form as permitted by the Internal Revenue Service) of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than one-hundred and eighty (180) days before the Annuity Starting Date.

(5) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

Any such distribution may be made less than thirty (30) days, subject to Section 6.7(a)(6), after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

(e) If a mandatory distribution greater than $1,000 is made in accordance with the provisions of the Plan providing for an automatic distribution to a Participant without the Participant's consent, and the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover (in accordance with the direct rollover provisions of the Plan) or to receive the distribution directly, then the Administrator shall direct that the distribution be made in a direct rollover to an Individual Retirement Account described in Code Section 408(a) or an Individual Retirement Annuity described in Code Section 408(b), as designated by the Administrator. The Administrator may operationally implement this provision with respect to distributions that are $1,000 or less.

(f) All annuity Contracts under this Plan shall be non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of the Plan.

(g) If a distribution is made to a Participant who has not severed employment and who is not fully Vested in the Participant's Account and the Participant may increase the Vested percentage in such account, then, at any relevant time the Participant's Vested portion of the account will be equal to an amount ("X") determined by the formula:

X equals P(AB plus D) - D

For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of distribution, and the relevant time is the time at which, under the Plan, the Vested percentage in the account cannot increase.

(h) Required minimum distributions (Code Section 401(a)(9)). Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits, whether under the Plan or through the purchase of an annuity Contract, shall be made in accordance with the requirements of Section 6.10.

6.8    DISTRIBUTION OF BENEFITS FROM PRE-RETIREMENT SURVIVOR ANNUITY ACCOUNT UPON DEATH

(a) Unless otherwise elected as provided below, a Vested Participant who dies before the Annuity Starting Date and who has a surviving spouse shall have the Pre-Retirement Survivor Annuity paid to the surviving spouse. The Participant's spouse may direct that payment of the Pre-Retirement Survivor Annuity commence within a reasonable period after the Participant's death. If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of Normal Retirement Age or age 62. However, the spouse may elect a later commencement date. Any distribution to the Participant's spouse shall be subject to the rules specified in Section 6.10.

(b) Any election to waive the Pre-Retirement Survivor Annuity before the Participant's death must be made by the Participant in writing (or in such other form as permitted by the Internal Revenue Service) during the election period and shall require the spouse's irrevocable consent in the same manner provided for in Section 6.7(a)(2). Further, the spouse's consent must acknowledge the specific nonspouse Beneficiary. Notwithstanding the foregoing, the nonspouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

(c) The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age thirty-five (35) and end on the date of the Participant's death. An earlier waiver (with spousal consent) may be made provided a written (or in such other form as permitted by the Internal Revenue Service) explanation of the Pre-Retirement Survivor Annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age thirty-five (35). In the event a Vested Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

(d) With regard to the election, the Administrator shall provide each Participant within the applicable period, with respect to such Participant (and consistent with Regulations), a written (or in such other form as permitted by the Internal Revenue Service) explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to Section 6.7(a)(5). For the purposes of this paragraph, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

(1) The period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35);

(2) A reasonable period after the individual becomes a Participant;

(3) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre-Retirement Survivor Annuity with respect to the Participant;

(4) A reasonable period ending after Code Section 401(a)(11) applies to the Participant; or

(5) A reasonable period after separation from service in the case of a Participant who separates before attaining age thirty-five (35). For this purpose, the Administrator must provide the explanation beginning one (1) year before the separation from service and ending one (1) year after such separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

For purposes of applying this Section 6.8(d), a reasonable period ending after the enumerated events described in paragraphs (2), (3) and (4) is the end of the two (2) year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date.

(e) If the present value of the Pre-Retirement Survivor Annuity derived from Employer and Employee contributions does not exceed $5,000, the Administrator shall direct the immediate lump-sum distribution of the present value of the Pre-Retirement Survivor Annuity to the Participant's spouse. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the spouse consents in writing (or in such other form as permitted by the Internal Revenue Service) to such distribution. If the value exceeds $5,000, then an immediate distribution of the entire amount of the Pre-Retirement Survivor Annuity may be made to the surviving spouse, provided such surviving spouse consents in writing (or in such other form as permitted by the Internal Revenue Service) to such distribution. Any consent required under this paragraph must be obtained not more than one-hundred and eighty (180) days before commencement of the distribution and shall be made in a manner consistent with Section 6.7(a)(2).

(f) To the extent the death benefit is not paid in the form of a Pre-Retirement Survivor Annuity, it shall be paid to the Participant's Beneficiary by any of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by the Participant's Beneficiary), subject to the rules specified in Section 6.10:

(1) One lump-sum payment in cash.

(2) Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or the Participant's Beneficiary. After periodic installments commence, the Beneficiary shall have the right to direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly.

(3) Partial withdrawals, with a minimum of $100;

In the event the death benefit payable pursuant to Section 6.2 is payable in installments, then, upon the death of the Participant, the Administrator may direct the Trustee to segregate the death benefit into a separate account, and the Trustee shall invest such segregated account separately, and the funds accumulated in such account shall be used for the payment of the installments.

If death benefits in excess of the Pre-Retirement Survivor Annuity are to be paid to the surviving spouse, such benefits may also be used to purchase an annuity so as to increase the payments made pursuant to the Pre-Retirement Survivor Annuity.

(g) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall comply with the requirements of Section 6.10.

(h) In the event that less than 100% of a Participant's interest in the Plan is distributed to such Participant's spouse, the portion of the distribution attributable to the Participant's Voluntary Contribution Account shall be in the same proportion that the Participant's Voluntary Contribution Account bears to the Participant's total interest in the Plan.

6.9  TIME OF DISTRIBUTION

Except as limited by Section 6.10, whenever a distribution is to be made, or a series of payments are to commence, the distribution or series of payments may be made or begun as soon as practicable. However, unless a Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates service with the Employer.  Notwithstanding the foregoing, the failure of a Participant and, if applicable, the Participant's spouse, to consent to a distribution that is immediately distributable (within the meaning of Sections 6.5 and 6.7, as applicable), shall be deemed to be an election to defer the commencement of payment of any benefit sufficient to satisfy this Section.

6.10 REQUIRED MINIMUM DISTRIBUTIONS

(a) General Rules

(1) Effective Date. Unless otherwise specified, the provisions of this Section will apply for purposes of determining required minimum distributions.

(2) Precedence. Subject to the joint and survivor annuity requirements set forth in Plan Section 6.7, the requirements of this Section shall apply to any distribution of a Participant's interest in the Plan and take precedence over any inconsistent provisions of the Plan.

(3) Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Regulations under Code Section 401(a)(9) and the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G).

(b) Time and manner of distribution

(1) Required beginning date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

(2) Death of Participant before distributions begin. If the Participant dies before distributions begin, the Participant's entire death benefit will be distributed, or begin to be distributed, as follows:

(i)  Distribution of the Participant's death benefit shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, or, if the Participant's surviving spouse is the Participant's designated beneficiary, will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 ½, if later, and be payable over the life (or over a period not exceeding the life expectancy) of such surviving spouse.

(ii)  If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 6.10(b), other than this paragraph, will apply as if the surviving spouse were the Participant. Thus, in all such cases, the time at which distributions must commence (or be completed by) shall be determined solely by reference to the year that the Participant died, and not the year in which the Participant would have attained age 70 ½.

For purposes of this Section 6.10(b), unless a surviving spouse is electing to commence benefits based upon the date that the Participant would have attained age 70 ½, distributions are considered to begin on the Participant's required beginning date. If the surviving-spouse election applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 6.10(b). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 6.10(b)), the date distributions are considered to begin is the date distributions actually commence.

(3) Forms of distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 6.10(c) and 6.10(d). If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Regulations thereunder. All distributions under this Section shall be made in a manner which is consistent with and satisfies the provisions of Sections 6.5 and 6.7, as applicable, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder.

(c) Required minimum distributions during Participant's lifetime

(1) Amount of required minimum distribution for each distribution calendar year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)  the quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in Regulation Section 1.401(a)(9)-9, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(ii)  if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse and the spouse is more than 10 years younger than the Participant, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Regulation Section 1.401(a)(9)-9, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

(2) Lifetime required minimum distributions continue through year of Participant's death. Required minimum distributions will be determined under this Section 6.10(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

(d) Required minimum distributions after Participant's death

(1) Death on or after date distributions begin.

(i)  Participant survived by designated beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

(A)  The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)  If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(C)  If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(ii)  No designated beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)  Death before date distributions begin.

(i) Participant survived by designated beneficiary. Except as provided in Section 6.10(b)(3), if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in Section 6.10(d)(1).

(ii) No designated beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iii) Death of surviving spouse before distributions to surviving spouse are required to begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 6.10(b), this Section 6.10(d)(2) will apply as if the surviving spouse were the Participant.

(e) Definitions. For purposes of this Section, the following definitions apply:

(1) "Designated beneficiary" means the individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Code Section 401(a)(9) and Regulation Section 1.401(a)(9)-4, Q&A-4.

(2) "Distribution calendar year" means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's "required beginning date." For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 6.10(b). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's "required beginning date." The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's "required beginning date" occurs, will be made on or before December 31 of that distribution calendar year.

(3) "Life expectancy" means the life expectancy as computed by use of the Single Life Table in Regulation Section 1.401(a)(9)-9, Q&A-1.

(4)         "Participant's account balance" means the "Participant's account balance" as of the last Valuation Date in the calendar year immediately preceding the Distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. For this purpose, the Administrator may exclude contributions that are allocated to the account balance as of dates in the valuation calendar year after the Valuation Date, but that are not actually made during the valuation calendar year. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution calendar year if distributed or transferred in the valuation calendar year.

(5)         "Required beginning date" means, with respect to any Participant, April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 ½ or the calendar year in which the Participant retires, except that benefit distributions to a 5-percent owner must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70 ½.

(6)         "5-percent owner" means a Participant who is a 5-percent owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 ½. Once distributions have begun to a 5-percent owner under this Section they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

(f) Transition rules for plans in existence before 2003

(1)         Rules for plans in existence before 1997. Any required minimum distribution rights conferred on participants in order to comply with (or as a means of complying with) the changes to Code Section 401(a)(9) made by the Small Business Jobs Protection Act of 1996 that were still in effect immediately prior to this restatement shall be preserved.

(2) Applicable regulations. Notwithstanding any Plan provision to the contrary, required minimum distributions before 2003 were made as follows:

(i)         2001.  Required minimum distributions for calendar year 2001 were made pursuant to the proposed Regulations under Code Section 401(a)(9) published in the Federal Register on January 17, 2001 (the "2001 Proposed Regulations"). If distributions were made in 2001 under the 1987 Proposed Regulations prior to the date in 2001 the plan began operating under the 2001 Proposed Regulations, the special transition rule in Announcement 2001-82, 2001-2 C.B. 123, applied.

(ii) 2002. Required minimum distributions for calendar year 2002 were made pursuant to the 2001 Proposed Regulations.
(g) Statutory (TEFRA) Transition Rules

(1)         Notwithstanding the other provisions of this Section, other than the spouse's right of consent afforded under the Plan, distributions may be made on behalf of any Participant, including a five percent (5%) owner, who has made a designation in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and in accordance with all of the following requirements (regardless of when such distribution commences):

(i) The distribution by the Plan is one which would not have disqualified such plan under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

(ii)         The distribution is in accordance with a method of distribution designated by the Participant whose interest in the plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

(iii) Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.
(iv) The Participant had accrued a benefit under the Plan as of December 31, 1983.

(v)         The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

(2)         A distribution upon death will not be covered by the transitional rule of this subsection unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

(3)         For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in (1)(i) and (1)(v) of this subsection.

(4)         If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the Regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

(5) In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Regulation Section 1.401(a)(9)-8, Q&A-14 and Q&A-15, shall apply.

6.11           DISTRIBUTION FOR MINOR OR INCOMPETENT INDIVIDUAL

In the event a distribution is to be made to a minor or incompetent individual, then the Administrator may direct that such distribution be paid to the court-appointed legal guardian or any other person authorized under state law to receive such distribution, or if none, then in the case of a minor Beneficiary, to a parent of such Beneficiary, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the guardian, custodian or parent of a minor or incompetent individual shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

6.12           LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. Notwithstanding the foregoing, if the Plan provides for mandatory distributions and the amount to be distributed to a Participant or Beneficiary does not exceed $1,000, then the amount distributable may, in the sole discretion of the Administrator, either be treated as a Forfeiture, or be paid directly to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) at the time it is determined that the whereabouts of the Participant or the Participant's Beneficiary cannot be ascertained. In the event a Participant or Beneficiary is located subsequent to the Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. Upon Plan termination, the portion of the distributable amount that is an eligible rollover distribution as defined in Plan Section 6.16 may be paid directly to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b). However, regardless of the preceding, a benefit that is lost by reason of escheat under applicable state law is not treated as a Forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.

6.13           PRE-RETIREMENT DISTRIBUTION OF EMPLOYER CONTRIBUTIONS

At such time as a Participant shall have attained age 59 ½, the Administrator, at the election of the Participant who has not severed employment with the Employer, shall direct the Trustee to distribute all or a portion of the amount then credited to all accounts maintained on behalf of the Participant.

In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Sections 6.5, 6.7, and 6.9, as applicable, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder.

For purposes of this Section, a Participant shall also mean an Employee or Former Employee with an Account Balance under the Plan.

Notwithstanding anything in this Section to the contrary, pre-retirement distributions from a Participant's Elective Deferral Account, Qualified Nonelective Contribution Account, or Qualified Matching Contribution Account shall not be permitted prior to the Participant attaining age 59 ½ or one of the other events described in Section 4.2(d).

6.14           ADVANCE DISTRIBUTION FOR HARDSHIP

(a)         The Administrator, at the election of the Participant who is currently employed as an Employee, shall direct the Trustee to distribute to any Participant from the Participant's Participant's Elective Deferral Account and Roth Elective Deferral Account the amount necessary to satisfy the immediate and heavy financial need of the Participant, subject to the limitations of this Section. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution. Any withdrawal made pursuant to this Section shall be deemed to be on account of an immediate and heavy financial need of the Participant if the withdrawal is for:

(1)         Expenses for (or necessary to obtain) medical care (for the Participant or the spouse or dependent of the Participant) that would be deductible by the Participant under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)         Payments for burial or funeral expenses for the Participant's deceased parent, spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B));

(4)         Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, the Participant's spouse, children, or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B));

(5) Payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence; or

(6)         For Plan Years beginning on or after January 1, 2006, expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(b)         No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant's representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

(1)         The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

(2)         The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer;

(3)         On or after December 31, 2001, the Plan, and all other plans maintained by the Employer, provide that the Participant's Elective Deferrals and After-Tax Voluntary Contributions will be suspended for at least six (6) months after receipt of the hardship distribution or, the Participant, pursuant to a legally enforceable agreement, will suspend Elective Deferrals and After-Tax Voluntary Contributions to the Plan and all other plans maintained by the Employer for at least six (6) months after receipt of the hardship distribution; and

(4)         For hardship distributions made prior to 2002, the Plan, and all other plans maintained by the Employer, provide that the Participant may not make Elective Deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's Elective Deferrals for the taxable year of the hardship distribution.

(c)         Notwithstanding the above, distributions from the Participant's "elective account" pursuant to this Section shall be limited in amount, as of the date of distribution, to the Participant's "elective account" as of the end of the last Plan Year ending before July 1, 1989, plus the sum of the Participant's Elective Deferrals after such date, reduced by the amount of any previous distributions from this Account pursuant to this Section and Section 6.13. A Participant's "elective account" shall be the amount attributable to Elective Deferrals, Qualified Matching Contributions, and Qualified Nonelective Contributions as of the end of the last Plan Year ending before July 1, 1989.

(d)         Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder.

(e) The following limitations apply to hardship distributions:
(1) A Participant must be an Employee at the time of the hardship distribution.
(f) Hardship distributions may be made from only the following accounts:
(1) Pre-Tax Elective Deferral Account, subject to the limitations described above with respect to hardship distributions of Elective Deferrals
(2) Roth Elective Deferral Account, subject to the limitations described above with respect to hardship distributions of Elective Deferrals

6.15           QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any alternate payee under a qualified domestic relations order. Furthermore, a distribution to an alternate payee shall be permitted if such distribution is authorized by a qualified domestic relations order, even if the affected Participant has not separated from service and has not reached the earliest retirement age. For the purposes of this Section, the terms "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

6.16           DIRECT ROLLOVER

(a)         Right to direct partial rollover.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have only a portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. However, the minimum partial rollover must equal at least $500 (applied separately with respect to distributions payable from a Participant's Roth Elective Deferral Account and remainder of the distributable amount).

(b) For purposes of this Section the following definitions shall apply:

(1)         An "eligible rollover distribution" means any distribution described in Code Section 402(c)(4) and generally includes any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's Designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution (without regard to the amount to be distributed from the Participant's Roth Elective Deferral Account) reasonably expected to total less than $200 during a year. Any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

Notwithstanding the above, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of After-Tax Voluntary Contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(2)         An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), a qualified trust (an employees' trust) described in Code Section 401(a) which is exempt from tax under Code Section 501(a) and which agrees to separately account for amounts transferred into such plan from this Plan, an annuity plan described in Code Section 403(a), an eligible deferred compensation plan described in Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality thereof which agrees to separately account for amounts transferred into such plan from this Plan, and an annuity contract described in Code Section 403(b) that accepts the distributee's eligible rollover distribution. However, in the case of an "eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p). A direct rollover of a distribution from a Roth Elective Deferral Account will only be made to another Roth Elective

Deferral Account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent that the rollover is permitted under the rules of 402(c).

(3)         A "distributee" includes an Employee or Former Employee. In addition, the Employee's or Former Employee's surviving spouse and the Employee's or Former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(4) A "direct rollover" is a payment by the Plan to the "eligible retirement plan" specified by the distributee.

(c)         Participant Notice.  A Participant entitled to an eligible rollover distribution must receive a written explanation of his/her right to a direct rollover, the tax consequences of not making a direct rollover, and, if applicable, any available special income tax elections. The notice must be provided within the same 30-to-180 day timeframe applicable to the Participant consent notice. The direct rollover notice must be provided to all Participants, unless the total amount the Participant will receive as a distribution during the calendar year (without regard to the amount to be distributed from the Participant's Roth Elective Deferral Account) is expected to be less than $200.

6.17 TRANSFER OF ASSETS FROM A MONEY PURCHASE PLAN
Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee's attainment of Normal Retirement Age, death, disability, or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to after-tax voluntary employee contributions or to a direct or indirect rollover contribution).

6.18 CORRECTIVE DISTRIBUTIONS
Nothing in this Article shall preclude the Administrator from making a distribution to a Participant, to the extent such distribution is made to correct a qualification defect in accordance with the corrective procedures under any voluntary compliance program.

ARTICLE VII
AMENDMENT, TERMINATION, MERGERS AND LOANS

7.1 AMENDMENT

(a)      General rule on Employer amendment.  The Employer shall have the right at any time to amend this Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee or Administrator may only be made with the Trustee's or Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

(b)      Impermissible amendments.  No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates, or causes any reduction in the amount credited to the account of any Participant, or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

(c)      Anti-cutback restrictions.  Except as permitted by Regulations (including Regulation 1.411(d)-4) or other IRS guidance, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any Section 411(d)(6) protected benefit or adds or modifies conditions relating to Section 411(d)(6) protected benefits which results in a further restriction on such benefits unless such "Section 411(d)(6) protected benefits" are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. The term "Section 411(d)(6) protected benefits" means benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit. An amendment which has the effect of decreasing a Participant's Account balance with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. The preceding shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his or her Account under a particular optional form of benefit if the amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted. For this purpose, a single-sum distribution form is otherwise identical only if the single-sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

7.2 TERMINATION

(a)      Termination of Plan.  The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Accounts shall become 100% Vested as provided in Section 6.4 and shall not thereafter be subject to forfeiture.

(b)      Distribution of assets.  Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Plan to Participants in a manner which is consistent with the provisions of Sections 6.5 and 6.7, as applicable, except that no Participant or spousal consent is required. Distributions to a Participant shall be made in cash or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of Section 411(d)(6) protected benefits in accordance with Section 7.1(c).

(c)      Abandoned plan.  If the Employer, in accordance with DOL guidance, abandons the Plan, then the Trustee (or Insurer) or other party permitted to take action as a qualified terminal administrator (QTA), may terminate the Plan in accordance with applicable Department of Labor and IRS regulations and other guidance.

7.3 MERGER, CONSOLIDATION OR TRANSFER OF ASSETS
This Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust, only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any Section 411(d)(6) protected benefits in accordance with Section 7.1(c).

7.4 LOANS TO PARTICIPANTS

(a)      Permitted loans.  The Trustee (or the Administrator if the Trustee is a nondiscretionary Trustee or if loans are treated as Participant directed investments pursuant to this Plan) may, in the Trustee's (or, if applicable, the Administrator's) sole discretion, make Plan loans to Participants or Beneficiaries under the following circumstances: (1) loans shall be made available to Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount that is made available to other Participants and Beneficiaries; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) loans shall provide for periodic repayment over a reasonable period of time. Furthermore, no Plan loan shall exceed a Participant's Vested interest in the Plan.

(b)      Plan loans for Owner-Employees, Shareholder-Employees, and Reporting Persons.  The Plan provisions prohibiting Plan loans to any Owner-Employee or Shareholder-Employee shall cease to apply.  Notwithstanding the foregoing, no loans shall be made to Reporting Persons.

(c)      Prohibited assignment or pledge.  An assignment or pledge of any portion of a Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance Contract purchased under the Plan, shall be treated as a Plan loan under this Section.

(d)      Spousal consent.  If the Vested interest of the Participant's Pre-Retirement Survivor Annuity Account is used to secure any Plan loan made pursuant to this Section, then the written (or such other form as permitted by the Internal Revenue Service) consent of the Participant's spouse shall be required in a manner consistent with Section 6.7 (e.g., the consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public). However, no spousal consent shall be required under this paragraph if the total interest subject to the security is not in excess of $5,000. Such written (or such other form as permitted by the Internal Revenue Service) consent must be obtained within the ninety (90) day period prior to the date the loan is made. A new consent shall be required if the Participant's Pre-Retirement Survivor Annuity Account balance is used for renegotiation, extension, renewal, or other revision of the loan. If a valid spousal consent has been obtained in accordance with this subsection, then, notwithstanding any other provision of this Plan, any security interest held by the Plan by reason of an outstanding loan to the Participant shall be taken into account in determining the amount of the death benefit or Pre-Retirement Survivor Annuity, but only if any reduction is used as repayment of the loan. If less than 100% of the Participant's vested Pre-Retirement Survivor Annuity Account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Account balance shall be adjusted by reducing the vested Account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

(e)      Loan program.  The Administrator shall be authorized to establish a Participant Loan Program to provide for loans under the Plan. The Participant Loan Program shall be established in accordance with Department of Labor regulation Section 2550.408(b)-1(d)(2) providing for loans by the Plan to parties-in-interest under this Plan, such as Participants or Beneficiaries. In order for the Administrator to implement such Participant Loan Program, a separate written document forming a part of this Plan must be adopted, which document shall specifically include, but need not be limited to, the following:
(1) the identity of the person or positions authorized to administer the Participant loan program;
(2) a procedure for applying for loans;
(3) the basis on which loans will be approved or denied;
(4) limitations, if any, on the types and amounts of loans offered;
(5) the procedure under the program for determining a reasonable rate of interest;
(6) the types of collateral which may secure a Participant loan; and
(7) the events constituting default and the steps that will be taken to preserve Plan assets in the event such default.
Such Participant Loan Program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant Loan Program may be modified or amended in writing from time to time without the necessity of amending this Plan.

(f)      Loan default.  Notwithstanding anything in this Plan to the contrary, if a Participant or Beneficiary defaults on a Plan loan made pursuant to this Section and such loan is secured by the Participant's interest in the Plan, then, to the extent provided in the Participant loan program, a Participant's interest may be offset by the amount subject to the security to the extent there is a distributable event permitted by the Code or Regulations.

(g)      Loans subject to Plan terms.  Notwithstanding anything in this Section to the contrary, any Plan loans made prior to the date this amendment and restatement is adopted shall be subject to the terms of the Plan in effect at the time such loan was made.

ARTICLE VIII
TOP-HEAVY

8.1 TOP-HEAVY PLAN REQUIREMENTS
Top-Heavy requirements.  For any Top-Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 6.4 of the Plan and the minimum required allocation of Code Section 416(c) pursuant to Section 4.4 of the Plan.

8.1 DETERMINATION OF TOP-HEAVY STATUS
(a) Definition of Top-Heavy Plan. This Plan shall be a Top-Heavy Plan if any of the following conditions exists:
(1) if the "top-heavy ratio" for this Plan exceeds sixty percent (60%) and this Plan is not part of any "required aggregation group" or "permissive aggregation group";
(2) if this Plan is a part of a "required aggregation group" but not part of a "permissive aggregation group" and the "top-heavy ratio" for the group of plans exceeds sixty percent (60%); or
(3) if this Plan is a part of a "required aggregation group" and part of a "permissive aggregation group" and the "top-heavy ratio" for the "permissive aggregation group" exceeds sixty percent (60%).
(b) Top-heavy ratio. "Top-heavy ratio" means, with respect to a "determination date":

(1)      If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan (as defined in Code Section 408(k)) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the "determination date" has or has had accrued benefits, the top-heavy ratio for this plan alone or for the "required aggregation group" or "permissive aggregation group" as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the "determination date" (including any part of any account balance distributed in the 1-year period ending on the "determination date") (5-year period ending on the "determination date" in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 1-year period ending on the "determination date") (5-year period ending on the "determination date" in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002), both computed in accordance with Code Section 416 and the Regulations thereunder.

Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the "determination date," but which is required to be taken into account on that date under Code Section 416 and the Regulations thereunder.

(2)      If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the "determination date" has or has had any accrued benefits, the top-heavy ratio for any "required aggregation group" or "permissive aggregation group" as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the "determination date," and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the "determination date," all determined in accordance with Code Section 416 and the Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the "determination date" (5-year period ending on the "determination date" in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002).

(3)      For purposes of (1) and (2) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent "valuation date" that falls within or ends with the 12-month period ending on the "determination date," except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one Hour of Service with any Employer maintaining the plan at any time during the 1-year period (5-year period in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002) ending on the "determination date" will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the Regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the "determination dates" that fall within the same calendar year.

The accrued benefit of a participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

(4)      The calculation of top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Code Section 416 and the regulations thereunder.

(c)      Determination date.  "Determination date" means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, "determination date" means the last day of that Plan Year.

(d)      Permissive aggregation group.  "Permissive aggregation group" means the "required aggregation group" of plans plus any other plan or plans of the Employer or any Affiliated Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(e)      Required aggregation group.  "Required aggregation group" means: (1) each qualified plan of the Employer or any Affiliated Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the determination date or any of the four preceding plan years (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer or any Affiliated Employer which enables a plan described in (l) to meet the requirements of Code Sections 401(a)(4) or 410.

(f) Valuation Date. "Valuation date" means the date elected by the Employer as of which account balances or accrued benefits are valued for purposes of calculating the "top-heavy ratio."

ARTICLE IX
MISCELLANEOUS

9.1 PARTICIPANT'S RIGHTS
This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.

9.2 ALIENATION OF BENEFITS

(a)      General rule.  Subject to the exceptions provided below, and as otherwise permitted by the Code and the Act, no benefit which shall be payable to any person (including a Participant or the Participant's Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized, except to such extent as may be required by law.

(b)      Exception for loans.  Subsection (a) shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, by reason of a loan made pursuant to Section 7.4. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount to be distributed as shall equal such indebtedness shall be paid to the Plan, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from the Participant's Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against the Vested Participant's Account, the Participant or Beneficiary shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.9 and 2.10.

(c)      Exception for QDRO.  Subsection (a) shall not apply to a qualified domestic relations order defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a qualified domestic relations order, a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

(d)      Exception for certain debts to Plan.  Subsection (a) shall not apply to an offset to a Participant's accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into in accordance with Code Sections 401(a)(13)(C) and (D).

With respect to distributions from the Participant's Pre-Retirement Survivor Annuity Account, if the Participant has a spouse at the time at which the offset is to be made:

(1)      either such spouse has consented in writing to such offset and such consent is witnessed by a notary public or representative of the Plan (or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Code Section 417(a)(2)(B)), or an election to waive the right of the spouse to either a qualified joint and survivor annuity or a qualified Pre-Retirement Survivor Annuity is in effect in accordance with the requirements of Code Section 417(a),

(2) such spouse is ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of fiduciary duties, or

(3)      in such judgment, order, decree or settlement, such spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Code Section 401(a)(11)(A)(i) and under a qualified Pre-Retirement Survivor Annuity provided pursuant to Code Section 401(a)(11)(A)(ii).

9.3 CONSTRUCTION AND INTERPRETATION OF PLAN

(a)      Applicable state laws.  This Plan shall be construed and enforced according to the Code, the Act and the laws of the State of Tennessee, other than its laws respecting choice of law, to the extent not pre-empted by Federal law.

(b) Single subsections. This Plan may contain single subsections. The existence of such single subsections shall not constitute scrivener's errors.

(c) Separate Accounts. Unless otherwise specified by a particular provision, the term "separate account" does not require a separate fund, only a notational entry in a recordkeeping system.
9.4 GENDER AND NUMBER

(a)      Masculine and feminine.  Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply.

(b)      Singular and plural.  Whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

9.5 LEGAL ACTION
In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

9.6 PROHIBITION AGAINST DIVERSION OF FUNDS

(a)      General rule.  Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries.

(b)      Mistake of fact.  In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

(c)      Contribution conditioned on deductibility.  Except as otherwise provided by a particular Plan provision, any contribution made by the Employer to the Plan is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

9.7 EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE
The Employer, Administrator and Trustee, and their successors, shall not be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

9.8 INSURER'S PROTECTIVE CLAUSE
Except as otherwise agreed upon in writing between the Employer and the insurer, an insurer which issues any Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

9.9 RECEIPT AND RELEASE FOR PAYMENTS
Any payment to any Participant, the Participant's legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer.

9.10 ACTION BY THE EMPLOYER
Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

9.11 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY
The named Fiduciaries of this Plan are (1) the Employer, (2) the Administrator, (3) the Trustee and (4) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's funding policy and method; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, including, but not limited to, the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The Administrator shall act as the named Fiduciary responsible for communicating with the Participant. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

9.12 HEADINGS
The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof
9.13 APPROVAL BY INTERNAL REVENUE SERVICE
Notwithstanding anything herein to the contrary, if, pursuant to an application for qualification filed by or on behalf of the Plan by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date that the Secretary of the Treasury may prescribe, the Commissioner of Internal Revenue Service or the Commissioner's delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one (1) year after the date the initial qualification is denied, and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended.

9.14 ELECTRONIC MEDIA
The Administrator may use telephonic or electronic media to satisfy any notice requirements required by this Plan, to the extent permissible under regulations (or other generally applicable guidance). In addition, a Participant's consent to an immediate distribution may be provided through telephonic or electronic means, to the extent permissible under regulations (or other generally applicable guidance). The Administrator also may use telephonic or electronic media to conduct plan transactions such as enrolling Participants, making (and changing) deferral elections, electing (and changing) investment allocations, applying for Plan loans, and other transactions, to the extent permissible under regulations (or other generally applicable guidance).

9.15 PLAN CORRECTION
The Administrator in conjunction with the Employer may undertake such correction of Plan errors as the Administrator deems necessary, including correction to preserve tax qualification of the Plan under Code Section 401(a) or to correct a fiduciary breach under the Act. Without limiting the Administrator's authority under the prior sentence, the Administrator, as it determines to be reasonable and appropriate, may undertake correction of Plan document, operational, demographic and employer eligibility failures under a method described in the Plan or under the IRS Employee Plans Compliance Resolution System ("EPCRS") or any successor program to EPCRS. The Administrator, as it determines to be reasonable and appropriate, also may undertake or assist the appropriate Fiduciary or Plan official in undertaking correction of a fiduciary breach, including correction under the DOL Voluntary Fiduciary Correction Program ("VFC") or any successor program to VFC. For example, to correct an operational error, the Administrator may require the Trustee to distribute Elective Deferrals or Vested Matching Contributions, including earnings, from the Plan where such amounts result from an operational error other than a failure of Code Section 415, Code Section 402(g), or a failure of the ADP Test or the ACP Test.
9.16 UNIFORMITY
All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

ARTICLE X
PARTICIPATING EMPLOYERS

10.1 ADOPTION BY OTHER EMPLOYERS
Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any other corporation or entity, whether an Affiliated Employer or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer.  However, with respect to an entity that is not an Affiliated Employer, such adoption must be made by a properly executed document evidencing said intent and will of such Participating Employer.

10.2 REQUIREMENTS OF PARTICIPATING EMPLOYERS
(a) Same Trustee for all. Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

(b)      Holding and investing assets.  The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

(c)      Payment of expenses.  Unless the Employer otherwise directs, any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

10.3 DESIGNATION OF AGENT
Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

10.4 EMPLOYEE TRANSFERS
In the event an Employee is transferred between Participating Employers, accumulated service and eligibility shall be carried with the Employee involved. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

10.5 PARTICIPATING EMPLOYER CONTRIBUTION AND FORFEITURES
Any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated only among those Participants of the Employer or Participating Employers making the contribution or by which the forfeiting Participant was employed. However, if the contribution is made, or the forfeiting Participant was employed, by an Affiliated Employer, such contribution or Forfeiture shall be allocated among all Participants of all Participating Employers who are Affiliated Employers in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee may keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Participating Employer shall immediately notify the Trustee thereof.

10.6 AMENDMENT
Any Participating Employer that is an Affiliated Employer hereby authorizes the Employer to make amendments on its behalf, unless otherwise agreed among all affected parties. If a Participating Employer is not an Affiliated Employer, then amendment of this Plan by the Employer at any time when there shall be a Participating Employer shall, unless otherwise agreed to by the affected parties, only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

10.7 DISCONTINUANCE OF PARTICIPATION
Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan at any time. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Employer shall have the right to discontinue or revoke the participation in the Plan of any Participating Employer by providing 45 days notice to such Participating Employer. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate qualified retirement plan for its employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any Section 411(d)(6) protected benefits as described in Section 7.1(c). If a separate plan has not been established, at the time of such continuance or revocation for whatever reason, the assets and liabilities, Contracts and other Trust Fund assets allocable to such Participating Employer's participation in this Plan shall be spun off pursuant to Code Section 414(l) and such spun off assets shall constitute a retirement plan of the Participating Employer with such Participating Employer becoming sponsor and the individual who has signed the Supplemental Participation Agreement on behalf of the Participating Employer becoming Trustee for this purpose. Such individual shall agree to this appointment by virtue of signing the Supplemental Participation Agreement. If such individual is no longer an Employee of the Participating Employer, then the Participating Employer shall appoint a Trustee. If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of the Trust. In no such event shall any part of the corpus or income of the Trust Fund as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

10.8 ADMINISTRATOR'S AUTHORITY
The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.
10.9 PROVISIONS APPLIED SEPARATELY (OR JOINTLY) FOR PARTICIPATING NON-AFFILIATED EMPLOYERS

(a)      Separate status.  The Plan Administrator will apply the definition of Compensation and perform the tests listed in this Section, separately for each Participating Employer other than an Affiliated Employer of such Participating Employer. For this purpose, the Employees of each Participating Employer (and its Affiliated Employers), and their allocations and accounts, shall be treated as though they were in separate plan. Any correction action, such as additional contributions or corrective distributions, shall only affect the Employees of the Participating Employer (and its Affiliated Employers, if any). The tests subject to this separate treatment are:

(1) The ADP Test.
(2) The ACP Test.
(3) Nondiscrimination testing as described in Code Section 401(a)(4) and the applicable Regulations.
(4) Coverage testing as described in Code Section 410(b) and the Regulations.
(5) Status as a Highly Compensated Employee under Section 1.47.
(b) Joint status. The following tests shall be performed for the plan as whole, without regard to employment by a particular Participating Employer:
(1) Applying the annual addition limitation in Section 4.9, including the related Compensation definition.
(2) Applying the Code Section 402(g) limitation in Section 4.2.
(3) Applying the limit on Catch-Up Contributions in Section 4.2.
10.10 TOP-HEAVY APPLIED SEPARATELY FOR PARTICIPATING NON-AFFILIATED EMPLOYERS
The Plan will apply the Top-Heavy Plan provisions separately to each Participating Employer other than an Affiliated Employer of such Participating Employer. The Plan will be considered separate plans for each Participating Employer and its Employees for purposes of determining whether such a separate plan is top-heavy under Section 8.1 or is entitled to the exemption described in such Section. For purposes of applying this Article to a Participating Employer, the Participating Employer and any entity which is an Affiliated Employer to that Participating Employer shall be the "Employer" for purposes of Section 8.1, and the terms "Key Employee" and "Non-Key Employee" shall refer only to the Employees of that Participating Employer and/or its Affiliated Employers. If such a Participating Employer's separate plan is top-heavy, then:

(a)      Highest contribution rate.  The Plan Administrator shall determine the highest Key Employee contribution rate under Section 4.4(g) by reference to the Key Employees and their allocations in the separate plan of that Participating Employer;

(b) Top-Heavy minimum allocation. The Plan Administrator shall determine the amount of any required top-heavy minimum allocation separately for that separate plan under Section 4.4(g); and
(c) Plan which will satisfy. The Participating Employer shall make any additional contributions Section 4.4(g) requires.
10.11 SERVICE
An Employee's service includes all Hours of Service and Years of Service with any and all Participating Employers and their Affiliated Employers. An Employee who terminates employment with one Participating Employer and immediately commences employment with another Participating Employer has not separated from service and has not had a severance from employment.

10.12 REQUIRED MINIMUM DISTRIBUTIONS
If a Participant is a 5-percent owner (under Section 6.10(e)(6)) of any Participating Employer for which the Participant is an Employee in the Plan Year the Participant attains age 70 ½, then the Participant's required beginning date under Section 6.10 shall be the April 1 of the calendar year following the close of the calendar year in which the Participant attains age 70 ½.

IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.

CHS/Community Health Systems, Inc.

/s/ Wayne T. Smith
EMPLOYER

EXHIBIT A

Eligibility

Notwithstanding any provision of the Plan to the contrary, the following classes of Employees shall be eligible to participate in the Plan after meeting the eligibility requirements under Section 3.1  of the Plan:

1.	Employees of Northampton Hospital Corporation (d/b/a Easton Hospital) whose employment is governed by a collective bargaining agreement;
2.	Employees of Pottstown Hospital Company, LLC and Pottstown Imaging Company, LLC who are not Highly Compensated Employees;
3.
Employees of McKenzie-Willamette Regional Medical Center Associates, LLC (d/b/a McKenzie-Willamette Medical Center), McKenzie-Willamette Physician Services, LLC, and Willamette Community Medical Group, LLC whose employment is governed by a collective bargaining agreement; and

4.	Employees of Jackson Hospital Corporation (d/b/a Kentucky River Medical Center).

EXHIBIT B

Employer Contributions

1.
Effective as of January 1, 2002, the Employer will not make any Employer Contributions for Eligible Employees of Northampton Hospital Corporation whose employment is governed by a collective bargaining agreement.

2.
Effective as of January 1, 2003, a Matching Contribution shall be made on behalf of those Participants who are employed by Northampton Hospital Corporation and whose employment is not governed by a collective bargaining agreement equal to 50% of such Participant’s Elective Deferral for such Plan Year that does not exceed 6% of the Participant’s Compensation for the Plan Year.  For the period beginning on July 1, 2002, and ending on December 31, 2002, the discretionary Matching Contribution was 50% of such Participant’s Elective Deferral for such Plan Year that does not exceed 6% of the Participant’s Compensation for the Plan Year

3.
Effective for the Plan Year beginning January 1, 2004, each physician Employee of Pottstown Hospital Company, LLC who is a Participant in the Plan and (i) is not a hospital-based physician, (ii) is a Non-Highly Compensated Employee, and (iii) is otherwise eligible to share in Matching Contributions shall receive a discretionary Matching Contribution in an amount equal to 50% of such Participant’s Elective Contribution for such Plan Year that does not exceed 6% of the Participant’s Compensation for the Plan Year.  For purposes of the foregoing, “hospital-based physician” means a physician Employee of Pottstown Hospital Company, LLC whose primary place of employment is Pottstown Memorial Medical Center.

4.
Effective as of January 1, 2009, on behalf of those Participants who are employed by McKenzie-Willamette Medical Center Associates, LLC or Willamette Valley Medical Center, LLC whose employment is governed by a collective bargaining agreement, a Matching Contribution in an amount equal to one-half (1/2) of such Participant’s Elective Deferral for such Plan Year that does not exceed 3% of the Participant’s Compensation for the Plan Year shall be made.  In addition, effective as of January 1, 2009, on behalf of those Participants who (1) are employed by McKenzie-Willamette Medical Center Associates, LLC or Willamette Valley Medical Center, LLC, (2) whose employment is governed by a collective bargaining agreement, (3) who complete 1,000 Hours of Service, a Nonelective Contribution as follows:

Year of Service Credited under the Plan	Amount of Basic Contribution
At least 1 but less than 5	2% of the Participant’s Compensation for such Plan Year
At least 5 but less than 10	3% of the Participant’s Compensation for such Plan Year
10 or more	5% of the Participant’s Compensation

5.
Effective as of January 1, 2009, on behalf of those Participants who are (1) employed by Jackson Hospital Company, LLC and (2) employed at the beginning of the last day of the Plan Year, a discretionary Matching Contribution in an amount equal to one-third (1/3) of such Participant’s Elective Deferral for such Plan Year that does not exceed 6% of the Participant’s Compensation for the Plan Year shall be made.

FIRST AMENDMENT TO THE
CHS/COMMUNITY HEALTH SYSTEMS, INC. 401(K) PLAN

WHEREAS, CHS/Community Health Systems, Inc. (the “Company”) has previously established and currently maintains the Community Health Systems, Inc. 401(k) Plan (the “Plan”); and

WHEREAS, the Company has retained the right to amend the Plan in Section 8.1 of the Plan; and

WHEREAS, the Company desires to amend the Plan to change the name of the Plan to the “CHS/Community Health Systems, Inc. 401(k) Plan,” effective as of January 1, 2009; and

WHEREAS, the Company desires to amend, for the 2009 Plan Year, the Plan to provide for a waiver of the required minimum distributions requirement as permitted under the Worker, Retiree, and Employer Recovery Act of 2008, effective as of January 1, 2009; and

WHEREAS, the Company desires to amend the terms of the Plan to comply with certain changes made under the (1) Pension Protection Act of 2006, (2) Heroes Earnings Assistance and Relief Tax Act of 2008, and (3) Worker, Retiree, and Employer Recovery Act of 2008 (other than the waiver of required minimum distributions), effective as of January 1, 2006, or as otherwise provided for herein;

NOW, THEREFORE, the Plan is hereby amended in the following respects:

1. Effective as of January 1, 2009, the Plan name shall be changed to the “CHS/Community Health Systems, Inc. 401(k) Plan.”
2. Effective as of January 1, 2007, the following shall be added to the end of Section 1.24:

An individual receiving a differential wage payment, as defined by Code §3401(h)(2), is treated as an Employee of the Employer making the payment.  The differential wage payment is treated as Compensation, and the Plan is not treated as failing to meet the requirements of any provision described in Code Section  414(u)(1)(C) by reason of any contribution or benefit that is based on the differential wage payment.

3. Effective as of January 1, 2008, Section 1.49(f) shall be revised to read as follows:

With respect to Excess Contributions and Excess Aggregate Contributions, Income for the period between the end of the Plan Year and the date of the distribution (the "gap period") is not required to be distributed.  The Plan Administrator will not calculate and distribute allocable Income for the gap period.

4. Effective as of January 1, 2009, Section 3.1(a) shall be revised to read as follows:

(a) Eligibility.  For all Plan purposes, any Eligible Employee who has completed 6 months of service and has attained age twenty-one shall be eligible to participate hereunder as of the date such Eligible Employee has satisfied such requirements. Notwithstanding the foregoing, any Eligible Employee employed by McKenzie-Willamette Medical Center Associates, LLC, McKenzie-Willamette Physicians Services, LLC, or Willamette Community Medical Group, LLC who has completed 2 months of service shall be eligible to participate hereunder as of the date such Eligible Employee has satisfied such requirements.  However, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan.

5. Effective as of January 1, 2009, Section 3.1(b) shall be revised to read as follows:

(b) Months of service.  For purposes of this Section, an Eligible Employee will be deemed to have completed the required number of months of service if such Employee has been in the continuous employ of the Employer as of the date 6 months (or 2 months, as applicable) after his employment commencement date.  For purposes of this Section, “employment commencement date” shall be the first day that an Eligible Employee is entitled to be credited with an Hour of Service for the performance of duty; for any Eligible Employee who terminates his initial employment prior to

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satisfaction of this 6 months (or 2 months, as applicable) of service requirement, and becomes reemployed by the Employer, his “employment commencement date” shall be the date of such reemployment
6. Effective as of January 1, 2009, the following shall be added to the end of Section 4.2(d):

An individual is treated as having been severed from employment during any period the individual is performing service in the uniformed services described in Code Section 3401(h)(2)(A). If an individual elects to receive a distribution by reason of severance from employment, death or disability, the individual may not make an elective deferral or employee contribution during the 6-month period beginning on the date of the distribution.

7. Effective as of January 1, 2006, the following shall be added to the end of Section 4.2(g):

With respect to 401(k) plan excess deferrals made in taxable year 2007, the Administrator must calculate allocable Income for the taxable year and also for the gap period (i.e., the period after the close of the taxable year in which the excess deferral occurred and prior to the distribution); provided that the Administrator will calculate and distribute the gap period allocable income only if the Plan administrator in accordance with the Plan terms otherwise would allocate the gap period allocable income to the Participant’s account. With respect to 401(k) plan excess deferrals made in taxable years after 2007, gap period income may not be distributed.

8. Effective as of January 1, 2009, Section 4.3 shall be revised to read as follows:

Unless otherwise provided by contract or law, the Employer may make its contribution(s) to the Plan for a particular Plan Year at such time(s) as the Employer, in its sole discretion, determines.  However, any Matching Contributions made pursuant to Section 4.1(b) shall be made within 12 months of the end of the Plan Year, except that any periodic Matching Contributions made pursuant to Section 4.1(b) with respect to a Participant's Elective Deferrals separately with respect to each payroll period (or with respect to all payroll periods ending with or within each month or quarter of a plan year) shall be contributed to the Plan by the last day of the immediately following Plan Year quarter.  If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, then the Employer will designate to the Administrator the Plan Year for which the Employer is making its contribution.

9.           Effective as of January 1, 2007, the following provisions shall be added before the last sentence in Section 4.11(d), at the end of Section 4.12(c), before the second to the last sentence of Section 4.13(c), after the second paragraph of Section 6.4(a), at the end of Section 6.10(b)(3), after the end of the Section 6.13, and after the end of Section 6.14(d), as follows:

For any distribution notice issued in Plan Years beginning after December 31, 2006, the description of a Participant’s right, if any, to defer receipt of a distribution also will describe the consequences of failing to defer receipt of the distribution. For notices issued before the 90th day after the issuance of Treasury regulations (unless future Revenue Service guidance otherwise requires), the notice will include: (i) a description indicating the investment options available under the Plan (including fees) that will be available if the Participant defers distribution; and (ii) the portion of the summary plan description that contains any special rules that might affect materially a Participant’s decision to defer.

10. Effective as of January 1, 2007, the following shall be added to the end of Section 4.15:

In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

11. Effective as of January 1, 2009, Section 6.10(h) shall be added to the Plan as follows:

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(h) Temporary Suspension of Required Minimum Distributions for 2009

The required minimum distributions provided for in Section 6.10(b)(1) of the Plan or otherwise shall be suspended for calendar year 2009, provided that a Participant may nevertheless elect to receive a required minimum distribution for calendar year 2009.  For the purposes of Section 6.10(3)(5), the required beginning date shall be determined without regarding to this subsection for the purposes of applying this subsection for calendar years after 2009.  For the purposes of Section 6.10(b)(2)(i) and 6.10(d)(2)(ii), the 5-year period described therein shall be determined without regard to calendar year 2009.

12. Effective as of April 6, 2007, the following shall be added to the end of Section 6.15:

A domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order (“QDRO”) will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.

13. Effective as of January 1, 2009, Section 6.12 shall be amended to read as follows:

In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a certified or registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. Notwithstanding the foregoing, if the Plan provides for mandatory distributions and the amount to be distributed to a Participant or Beneficiary does not exceed $1,000, then the amount distributable may, in the sole discretion of the Administrator, either be treated as a Forfeiture, or be paid directly to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) at the time it is determined that the whereabouts of the Participant or the Participant's Beneficiary cannot be ascertained;  provided, however, if an individual retirement account or individual retirement annuity is not reasonably available, the amount may be escheated under applicable state law. In the event a Participant or Beneficiary is located subsequent to the Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. Upon Plan termination, the portion of the distributable amount that is an eligible rollover distribution as defined in Plan Section 6.16 may be paid directly to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b). However, regardless of the preceding, a benefit that is lost by reason of escheat under applicable state law is not treated as a Forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.

14. Effective as of January 1, 2010, the following shall be added at the end of Section 6.16(b)(3):

A non-spouse Beneficiary who is a “Designated Beneficiary” under Code Section 401(a)(9)(E) and the regulations thereunder, by a direct rollover, may roll over all or any portion of his or her distribution to an individual retirement account the Beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an eligible rollover distribution.  Although a non-spouse Beneficiary may roll over directly a distribution, any distribution made prior to January 1, 2010, is not subject to the direct rollover requirements of Code Section 401(a)(31) (including Code Section 401(a)(31)(B), the notice requirements of Code Section 402(f) or the mandatory withholding requirements of Code Section 3405(c)). If a non-spouse Beneficiary receives a distribution from the Plan, the distribution is not eligible for a “60-day” rollover.  If the Participant’s named Beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a Designated Beneficiary within the meaning of Code Section 401(a)(9)(E).  A non-spouse Beneficiary may not roll over an amount that is a required minimum distribution,  as

3

determined under applicable Treasury regulations and other Revenue Service guidance. If the Participant dies before his or her required beginning date and the non-spouse Beneficiary rolls over to an IRA the maximum amount eligible for rollover, the Beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treas. Reg. Section 1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse Beneficiary’s distribution.

15. Effective as of January 1, 2009, the following paragraph shall be added at the end of Section 6.16(b)(1) as follows:

Distributions, under any method permitted under Section 6.5(a), subject to the waiver provided for under Section 6.10(h) shall be considered “eligible rollover distributions,” to the extent they otherwise satisfy the requirements under the Plan and as permitted by law.

16. Effective January 1, 2007, the following provision shall be added to the end of Section 6.16(b):

A Participant may elect to transfer Roth elective deferral contributions by means of a direct rollover to a qualified plan or to a 403(b) plan that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income.  A participant may elect to roll over directly an eligible rollover distribution to a Roth IRA described in Code Section 408A(b).

17. Except as otherwise provided in this First Amendment, the Plan shall remain in full force and effect.
SIGNED this 14th day of September, 2009, effective as of the dates set forth herein.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ Rachel A. Seifert

Title:	/s/ Senior Vice President

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